As filed with the Securities and Exchange Commission on October 20, 1995
                                                 Registration No. 33-______




                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM S-8
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                               ARKANSAS BEST CORPORATION
                (Exact name of registrant as specified in its charter)
                    Delaware                             71-0673405
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)             Identification No.)

             1000 South 21st Street
              Fort Smith, Arkansas                         72901
    (Address of principal executive offices)             (Zip Code)


         1) Carolina Freight Corporation Employee Savings and Protection Plan
    2) Complete Leasing Concepts, Inc. Employee Savings & Profit Sharing Plan
                             3) IDI 401(k) Savings Plan

                               (Full title of the plans)


                Richard F. Cooper                         Copy to:
                    Secretary                       Mark D. Wigder, Esq.
            Arkansas Best Corporation               Jenkens & Gilchrist,
             1000 South 21st Street              A Professional Corporation
            Fort Smith, Arkansas 72901          1445 Ross Avenue, Suite 3200
                 (501) 785-6000                     Dallas, Texas  75202
       (Name, address and telephone number             (214) 855-4500
    including area code of agent for service)



                                    CALCULATION OF REGISTRATION FEE

         Title of Class of
         Securities to be
            Registered             Amount
                                   to be
                               Registered(1)       Proposed
                                                   Maximum
                                                Offering Price
                                                     per
                                                 Share(2)(3)       Proposed
                                                                   Maximum
                                                                  Aggregate
                                                                   Offering
                                                                 Price(2)(3)      Amount of
                                                                                Registration
                                                                                   Fee(3)

       Common Stock, $0.01
       par value per share     600,000 Shares        $ 9         $ 5,625,000     $ 1,939.66


     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Carolina Freight Corporation
Employee Savings and  Protection Plan, the  Complete Leasing Concepts,  Inc.

     Employee Savings  and Profit Sharing Plan,  and the IDI
     401(k) Savings Plan(the "Plans").
     (2)  Estimated solely  for the purpose of  calculating the registration fee.
     (3) Calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. Accordingly, the price per share of the common stock offered hereunder pursuant to the Plans is based on 600,000 shares of common stock that may be offered or sold under the Plans at a price per share of $9 which was the closing price per share of common stock on the NASDAQ National Market on October 17, 1995.

                                   JENKENS & GILCHRIST
                                1445 Ross Avenue Suite 3200
                                   Dallas, Texas 75202


                                   November 1, 1995

          Securities and Exchange Commission                      VIA EDGAR
          450 Fifth Street, N.W.
          Judiciary Plaza
          Washington, D.C.  20549

               Re:  Arkansas Best Corporation
                    Registration Statement on Form S-8
                    File No. 33-63587
                    Post Effective Amendment No. 1

          Ladies and Gentlemen:

               As counsel for and on behalf of Arkansas Best Corporation (the "Company"), we herewith submit to you for filing pursuant to the Securities Act of 1933, as amended (the "1933 Act"), Post-Effective Amendment No. 1 to the above-referenced Registration Statement on Form S-8 (the "Post-Effective Amendment").

               Pursuant to the Registration Statement, which was filed on October 20, 1995, the Company registered 600,000 shares of its common stock, par value $.01, for issuance pursuant to three
          401(k) plans maintained for employees of three corporations affiliated with the Company.

               This filing substitutes, in Exhibit 4.8, the plan document relating to the Complete Leasing Concepts, Inc. Employee Savings and Profit Sharing Plan dated October 1, 1993 for the document which was filed in the original filing. That document was filed in error, and the amendments to that Plan contained in the Exhibit relate to the Plan document filed herewith. The substitution of this Plan document constitutes the sole change made by this Amendment.

               Questions or comments regarding this filing should be directed to Mark Wigder at 214-855-4326 or to the undersigned at 214-855-4322.

                                             Very truly yours,



                                             Paul W. Talbot

          November 1, 1995
          Page 3




          PWT/pt
          Enclosures

          cc:  Mr. Richard F. Cooper
                    Arkansas Best Corporation
               Riva T. Johnson, Esq.
                    Jenkens & Gilchrist, P.C.
               Mark D. Wigder, Esq.
                    Jenkens & Gilchrist, P.C.





































          DCC12DE6 25879.7                                    II-3

          Securities and Exchange Commission
          November 1, 1995
          Page 4



















                       COMPLETE LEASING CONCEPTS, INC. EMPLOYEE
                           SAVINGS AND PROFIT SHARING PLAN



                                   _______________


                                     Text of Plan


                                   October 1, 1993

                                   _______________



                           Complete Leasing Concepts, Inc.
                              6280 Manchester Boulevard
                            Buena Park, California  90621

          Securities and Exchange Commission
          November 1, 1995
          Page 5




                       COMPLETE LEASING CONCEPTS, INC. EMPLOYEE
                           SAVINGS AND PROFIT SHARING PLAN

                                    (Text of Plan)


                                  TABLE OF CONTENTS

                                                                       Page


        Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

        ARTICLE I.  REFERENCES, CONSTRUCTION AND DEFINITIONS  . . . . .   1
             1.1    Account . . . . . . . . . . . . . . . . . . . . . .   2
             1.2    Accrued Benefit . . . . . . . . . . . . . . . . . .   2
             1.3    Administrator . . . . . . . . . . . . . . . . . . .   2
             1.4    Affiliate . . . . . . . . . . . . . . . . . . . . .   2
             1.5    Authorized Leave of Absence . . . . . . . . . . . .   2
             1.6    Before-Tax Contribution . . . . . . . . . . . . . .   2
             1.7    Before-Tax Subaccount . . . . . . . . . . . . . . .   2
             1.8    Beneficiary . . . . . . . . . . . . . . . . . . . .   2
             1.9    Board . . . . . . . . . . . . . . . . . . . . . . .   2
             1.10   Break in Service  . . . . . . . . . . . . . . . . .   3
             1.11   Code  . . . . . . . . . . . . . . . . . . . . . . .   3
             1.12   Committee . . . . . . . . . . . . . . . . . . . . .   3
             1.13   Company . . . . . . . . . . . . . . . . . . . . . .   3
             1.14   Compensation  . . . . . . . . . . . . . . . . . . .   3
             1.15   Deferral Election . . . . . . . . . . . . . . . . .   3
             1.16   Deferred Retirement . . . . . . . . . . . . . . . .   4
             1.17   Direct Rollover . . . . . . . . . . . . . . . . . .   4
             1.18   Disability  . . . . . . . . . . . . . . . . . . . .   4
             1.19   Disability Retirement . . . . . . . . . . . . . . .   4
             1.20   Early Retirement  . . . . . . . . . . . . . . . . .   4
             1.21   Effective Date  . . . . . . . . . . . . . . . . . .   4
             1.22   Employee  . . . . . . . . . . . . . . . . . . . . .   4
             1.23   Entry Date  . . . . . . . . . . . . . . . . . . . .   4
             1.24   ERISA . . . . . . . . . . . . . . . . . . . . . . .   4
             1.25   Forfeiture Break in Service . . . . . . . . . . . .   5
             1.26   Hours of Service  . . . . . . . . . . . . . . . . .   5
             1.27   Investment Funds  . . . . . . . . . . . . . . . . .   6
             1.28   IRS . . . . . . . . . . . . . . . . . . . . . . . .   6
             1.29   Matching Contribution . . . . . . . . . . . . . . .   6
             1.30   Matching Subaccount . . . . . . . . . . . . . . . .   6
             1.31   Member  . . . . . . . . . . . . . . . . . . . . . .   6
             1.32   Normal Retirement . . . . . . . . . . . . . . . . .   6



          DII0D240   25879-9                                  II-i

                                                                       Page


             1.33   PAYSOP Subaccount . . . . . . . . . . . . . . . . .   6
             1.34   Plan  . . . . . . . . . . . . . . . . . . . . . . .   7
             1.35   Plan Administrator  . . . . . . . . . . . . . . . .   7
             1.36   Plan Year . . . . . . . . . . . . . . . . . . . . .   7
             1.37   Prior Plan Provisions . . . . . . . . . . . . . . .   7
             1.38   Profit Sharing Contribution . . . . . . . . . . . .   7
             1.39   Profit Sharing Subaccount . . . . . . . . . . . . .   7
             1.40   Re-employment Commencement Date . . . . . . . . . .   7
             1.41   Regulations . . . . . . . . . . . . . . . . . . . .   7
             1.42   Retirement  . . . . . . . . . . . . . . . . . . . .   7
             1.43   Rollover Contribution . . . . . . . . . . . . . . .   7
             1.44   Rollover Subaccount . . . . . . . . . . . . . . . .   7
             1.45   Service . . . . . . . . . . . . . . . . . . . . . .   8
             1.46   Shares  . . . . . . . . . . . . . . . . . . . . . .   8
             1.47   Supplemental Matching Contribution  . . . . . . . .   8
             1.48   Supplemental Subaccount . . . . . . . . . . . . . .   8
             1.49   Surviving Spouse  . . . . . . . . . . . . . . . . .   8
             1.50   Termination of Service  . . . . . . . . . . . . . .   8
             1.51   Trust . . . . . . . . . . . . . . . . . . . . . . .   8
             1.52   Trust Agreement . . . . . . . . . . . . . . . . . .   8
             1.53   Trust Fund  . . . . . . . . . . . . . . . . . . . .   8
             1.54   Trustee . . . . . . . . . . . . . . . . . . . . . .   9
             1.55   Valuation Date  . . . . . . . . . . . . . . . . . .   9
             1.56   Year of Service . . . . . . . . . . . . . . . . . .   9

        ARTICLE II.  PARTICIPATION IN THE PLAN  . . . . . . . . . . . .   9
             2.1    Participation . . . . . . . . . . . . . . . . . . .   9
             2.2    Participation Upon Re-employment. . . . . . . . . .   9
             2.3    Responsibility for Share Decisions  . . . . . . . .  10
             2.4    Cessation of Membership . . . . . . . . . . . . . .  10
             2.5    Union Employees Excluded  . . . . . . . . . . . . .  10

        ARTICLE III.  CONTRIBUTIONS . . . . . . . . . . . . . . . . . .  10
             3.1    Before-Tax Contributions  . . . . . . . . . . . . .  10
             3.2    Supplemental Matching Contributions.  . . . . . . .  11
             3.3    Rollover Contributions  . . . . . . . . . . . . . .  12
             3.4    Profit Sharing Contributions  . . . . . . . . . . .  13
             3.5    Matching Contributions  . . . . . . . . . . . . . .  13
             3.6    Reversion of Contributions  . . . . . . . . . . . .  13
             3.7    Company Not Responsible for Adequacy of Trust Fund   14

        ARTICLE IV.  TRUST FUND . . . . . . . . . . . . . . . . . . . .  14
             4.1    Establishment of Investment Funds . . . . . . . . .  14
             4.2    Investment of PAYSOP Subaccount . . . . . . . . . .  15
             4.3    Investment Direction  . . . . . . . . . . . . . . .  15
             4.4    Transfers of Investments  . . . . . . . . . . . . .  15
             4.5    Loans . . . . . . . . . . . . . . . . . . . . . . .  15

        ARTICLE V.  ALLOCATIONS AND ADJUSTMENTS . . . . . . . . . . . .  16
             5.1    Allocations and Adjustments.  . . . . . . . . . . .  16



          DII0D240   25879-9                                 II-ii

                                                                       Page


             5.2    Reports . . . . . . . . . . . . . . . . . . . . . .  16
             5.3    Corrections . . . . . . . . . . . . . . . . . . . .  16

        ARTICLE VI.  VESTING  . . . . . . . . . . . . . . . . . . . . .  17

             6.1    Vesting . . . . . . . . . . . . . . . . . . . . . .  17
             6.2    Included Years of Service - Vesting . . . . . . . .  17
             6.3    Normal Retirement.  . . . . . . . . . . . . . . . .  18
             6.4    Disability  . . . . . . . . . . . . . . . . . . . .  18
             6.5    Death . . . . . . . . . . . . . . . . . . . . . . .  18
             6.6    Distribution to Partially-Vested Member . . . . . .  18
             6.7    Restoration of Forfeited Account Balance Upon
                    Re-employment.  . . . . . . . . . . . . . . . . . .  18
             6.8    Zero Percent (0%) Vested Member . . . . . . . . . .  19
             6.9    Segregated Accounts . . . . . . . . . . . . . . . .  19
             6.10   Forfeiture Occurs . . . . . . . . . . . . . . . . .  20
             6.11   Amendment to Vesting Schedule . . . . . . . . . . .  20

        ARTICLE VII.  PAYMENT OF BENEFITS . . . . . . . . . . . . . . .  21
             7.1    Entitlement . . . . . . . . . . . . . . . . . . . .  21
             7.2    Method of Distribution  . . . . . . . . . . . . . .  21
             7.3    Benefit Commencement  . . . . . . . . . . . . . . .  21
             7.4    Rollovers . . . . . . . . . . . . . . . . . . . . .  22
             7.5    Medium of Payment . . . . . . . . . . . . . . . . .  23
             7.6    Applicable Valuation Date . . . . . . . . . . . . .  23
             7.7    Distribution of PAYSOP Subaccount . . . . . . . . .  23
             7.8    Limitation on Distributions . . . . . . . . . . . .  23

        ARTICLE VIII.  MAXIMUM ACCOUNT ADDITIONS  . . . . . . . . . . .  24
             8.1    Application . . . . . . . . . . . . . . . . . . . .  24
             8.2    Definitions . . . . . . . . . . . . . . . . . . . .  24
             8.3    General Rules . . . . . . . . . . . . . . . . . . .  25
             8.4    Order of Reduction  . . . . . . . . . . . . . . . .  26

        ARTICLE IX.  SPECIAL DISCRIMINATION RULES . . . . . . . . . . .  26
             9.1    Definitions . . . . . . . . . . . . . . . . . . . .  26
             9.2    Limit on Before-Tax Contributions . . . . . . . . .  29
             9.3    ADP Test  . . . . . . . . . . . . . . . . . . . . .  30
             9.4    Special Rules For Determining Average Actual
                    Deferral Percentage . . . . . . . . . . . . . . . .  31
             9.5    Distribution of Excess ADP Deferrals  . . . . . . .  31
             9.6    ACP Test  . . . . . . . . . . . . . . . . . . . . .  32
             9.8    Distribution of Excess ACP Contributions  . . . . .  34
             9.9    Forfeiture of Excess ACP Contributions  . . . . . .  35
             9.10   Combined ACP and ADP Test . . . . . . . . . . . . .  35
             9.11   Order of Applying Certain Sections of Article . . .  36

        ARTICLE X.  IN-SERVICE WITHDRAWALS  . . . . . . . . . . . . . .  37
             10.1   Hardship Withdrawals  . . . . . . . . . . . . . . .  37
             10.2   Withdrawals After Age 59 1/2 . . . . . . . . . . . . .  38



          DII0D240   25879-9                                 II-iii

                                                                       Page


             10.3   Withdrawals from Rollover Subaccount  . . . . . . .  39

        ARTICLE XI.  LOANS  . . . . . . . . . . . . . . . . . . . . . .  39
             11.1   Authority . . . . . . . . . . . . . . . . . . . . .  39
             11.2   Loan Application  . . . . . . . . . . . . . . . . .  39
             11.3   Claims Procedure  . . . . . . . . . . . . . . . . .  40
             11.4   Loan Limits . . . . . . . . . . . . . . . . . . . .  40
             11.5   Adequate Security . . . . . . . . . . . . . . . . .  40
             11.6   Interest Rate . . . . . . . . . . . . . . . . . . .  40
             11.7   Repayment . . . . . . . . . . . . . . . . . . . . .  40
             11.8   Default . . . . . . . . . . . . . . . . . . . . . .  41
             11.9   Foreclosure . . . . . . . . . . . . . . . . . . . .  41
             11.10  Withdrawals . . . . . . . . . . . . . . . . . . . .  42
             11.11  Loan Investment . . . . . . . . . . . . . . . . . .  42

        ARTICLE XII.  TOP HEAVY PROVISIONS  . . . . . . . . . . . . . .  42
             12.1   Application . . . . . . . . . . . . . . . . . . . .  42
             12.2   Definitions . . . . . . . . . . . . . . . . . . . .  42
             12.3   Determination of Top Heavy Status . . . . . . . . .  44
             12.4   Minimum Contribution  . . . . . . . . . . . . . . .  44
             12.5   Limitations on Contributions  . . . . . . . . . . .  45
             12.6   Other Plans . . . . . . . . . . . . . . . . . . . .  45

        ARTICLE XIII.  DESIGNATION OF BENEFICIARIES . . . . . . . . . .  46
             13.1   Beneficiary Designation . . . . . . . . . . . . . .  46
             13.2   Failure to Designate Beneficiary  . . . . . . . . .  46

        ARTICLE XIV.  ADMINISTRATION OF THE PLAN  . . . . . . . . . . .  47
             14.1   Powers and Duties of the Committee  . . . . . . . .  47
             14.2   Powers and Duties of Trustee  . . . . . . . . . . .  47
             14.3   Agents; Report of Committee to Board  . . . . . . .  47
             14.4   Structure of Committee  . . . . . . . . . . . . . .  48
             14.5   Adoption of Procedures of Committee . . . . . . . .  48
             14.6   Instructions for Disbursements  . . . . . . . . . .  48
             14.7   Claims for Benefits . . . . . . . . . . . . . . . .  48
             14.8   Hold Harmless . . . . . . . . . . . . . . . . . . .  49
             14.9   Service of Process  . . . . . . . . . . . . . . . .  50
             14.10  Investment Adviser  . . . . . . . . . . . . . . . .  50

        ARTICLE XV.  TRANSFER OF PLAN ASSETS TO SUCCESSOR PLAN  . . . .  50

        ARTICLE XVI.  AMENDMENT OR TERMINATION OF THE PLAN AND TRUST  .  51
             16.1   Right to Amend, Suspend or Terminate Plan . . . . .  51
             16.2   Retroactivity . . . . . . . . . . . . . . . . . . .  51
             16.3   Notice  . . . . . . . . . . . . . . . . . . . . . .  51
             16.4   No Further Contributions  . . . . . . . . . . . . .  52
             16.5   Partial Termination.  . . . . . . . . . . . . . . .  52

        ARTICLE XVII.  GENERAL LIMITATIONS AND PROVISIONS . . . . . . .  53
             17.1   All Risks on Members and Beneficiaries  . . . . . .  53



          DII0D240   25879-9                                 II-iv

                                                                       Page


             17.2   Trust Fund is Sole Source of Benefits . . . . . . .  53
             17.3   No Right to Continued Employment  . . . . . . . . .  53
             17.4   Payment on Behalf of Payee  . . . . . . . . . . . .  53
             17.5   Nonalienation . . . . . . . . . . . . . . . . . . .  53
             17.6   Missing Payee . . . . . . . . . . . . . . . . . . .  54
             17.7   Required Information  . . . . . . . . . . . . . . .  54
             17.8   Subject to Trust Agreement  . . . . . . . . . . . .  54
             17.9   Communications to Committee . . . . . . . . . . . .  54
             17.10  Transfers . . . . . . . . . . . . . . . . . . . . .  54
             17.11  Communications from the Company or Committee  . . .  55
             17.12  Fees and Expenses . . . . . . . . . . . . . . . . .  55
             17.13  Voting and Tender or Exchange Rights  . . . . . . .  55
             17.14  Exclusive Benefit of Members and Beneficiaries  . .  56
             17.15  Additional Powers of the Committee  . . . . . . . .  57







































          DII0D240   25879-9                                  II-v

                       COMPLETE LEASING CONCEPTS, INC. EMPLOYEE
                           SAVINGS AND PROFIT SHARING PLAN

                              Effective October 1, 1993

                                       Preamble

             THE COMPLETE LEASING CONCEPTS, INC. EMPLOYEE SAVINGS AND PROFIT SHARING PLAN is designed as an incentive to Employees to make and continue careers with the Company. The Plan provides eligible Employees the opportunity to regularly set aside a part of their before-tax Compensation and thereby build additional financial security upon Retirement or in the event of Disability, death or other Termination of Service. The Plan also allows the Company to make Profit Sharing Contributions to the Plan. The Before-Tax Contributions, Matching Contributions and Profit Sharing Contributions made on behalf of each Member are invested and accumulated in the Trust Fund free of taxation until distributed when the Member's employment ends.

             The Plan, and the Trust Fund established and maintained as part of the Plan, are intended to constitute a profit sharing plan and trust with a "cash or deferred arrangement" which are qualified and exempt from taxation under Code Sections 401(a), 401(k) and 501(a). The Plan and Trust are also intended to comply with all applicable requirements of ERISA. All provisions of the Plan, including the Trust Agreement, shall be interpreted to comply with the applicable requirements of the Code, ERISA and the Regulations.

             All Trust Fund assets, contributions, income and other additions to the Trust Fund shall be administered, distributed, forfeited and otherwise governed by the provisions of the Plan and Trust Agreement.

             The Employer was formerly a Participating Company in the Carolina Freight Corporation Employee Savings Plan (the "Prior Plan"). The Employer withdrew from the Prior Plan effective September 30, 1993, and established this Plan.


                 ARTICLE I.  REFERENCES, CONSTRUCTION AND DEFINITIONS

             Unless otherwise indicated, all references to articles, sections and subsections shall be to the Plan as set forth herein. The Plan and all rights thereunder shall be construed and enforced in accordance with ERISA and, to the extent that state law is applicable, the laws of the State of North Carolina. The article titles and the captions preceding sections and subsections have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions. When the context so requires, the singular includes the plural. Whenever used herein and capitalized, the following



          DII0D240   25879-9
          terms shall have the respective meaning indicated unless the context plainly requires otherwise.

             1.1 Account: The account (including a Before-Tax Subaccount, PAYSOP Subaccount, Supplemental Subaccount, Rollover Subaccount, Profit Sharing Subaccount, Matching Contribution and any other subaccount established from time to time under such account) maintained to record the interest of a Member or Beneficiary in the Trust Fund.

             1.2 Accrued Benefit: With respect to each Member, the balance in such Member's Account as of the applicable Valuation Date, following adjustment thereof as of such Valuation Date as provided in Article V.

             1.3  Administrator:   The Employee appointed  by the Committee
          pursuant to Section 14.1 to perform such administrative duties as the Committee designates.

             1.4 Affiliate: Any entity affiliated with the Company within the meaning of Sections 414(b), (c) or (m) of the Code or under Regulations prescribed under Section 414(o) of the Code, except that, for purposes of applying the provisions of Article VIII and
          Section 12.5 herein with respect to limitations on contributions,
          Section 415(h) of the Code shall apply.

             1.5 Authorized Leave of Absence: A leave of absence authorized (pursuant to applicable procedures) by the Company or pertinent Affiliate under the Company's or Affiliate's personnel practices, provided that all persons under similar circumstances are treated alike in the granting of such leaves of absence, and provided further that the Employee returns within the period specified in the leave of absence, or (b) an absence required to be considered an Authorized Leave of Absence by applicable law.

             1.6  Before-Tax  Contribution:   A  contribution  made by  the
          Company to the Trust Fund pursuant to a Deferral Election.

             1.7 Before-Tax Subaccount: The subaccount kept as part of a Member's Account (a) to account for amounts previously held in the Member's "Salary Deferral Account" under the Prior Plan Provisions, (b) to account for the Before-Tax Contributions, if any, made on behalf of the Member, and (c) to account for all income, expenses, gains, losses and other adjustments allocable to such subaccount.

             1.8 Beneficiary: The beneficiary or beneficiaries designated by a Member pursuant to Article XIII to receive the amount, if any, payable under the Plan upon the death of such Member, or, where there has been no such designation or an invalid designation, the individual or entity, or the individuals or entities, who will receive such amount pursuant to Article XIII.




          DII0D240   25879-9                                  II-2

             1.9  Board:  The Board of Directors of the Company.

             1.10 Break in Service: An applicable computation period, as set forth in Section 1.56, during which an individual has not completed more than 500 Hours of Service, as determined by the Committee (or its delegate) in accordance with the Regulations. Solely for purposes of determining whether a Break in Service has occurred for eligibility purposes, an individual shall be credited with the Hours of Service in accordance with Section
          1.26 which such  individual would have  completed but for  either
          (a) an Authorized Leave of Absence for which such individual is not paid or entitled to payment or (b) a maternity or paternity absence, as defined in Section 1.26.

             1.11 Code: The Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

             1.12 Committee: The "Complete Leasing Concepts, Inc. Employee Savings and Profit Sharing Plan Committee" appointed by the Board and as provided for in Article XIV. For purposes of ERISA, the Committee shall be the "Plan Administrator" and as such is a named fiduciary of the Plan.

             1.13 Company: Complete Leasing Concepts, Inc., a California corporation, or any entity which succeeds to its rights and obligations with respect to the Plan.

             1.14 Compensation: Cash remuneration actually paid by the Company to an Employee for Service during the Plan Year which constitutes "wages" within the meaning of Section 3401(a) of the Code plus such remuneration which, but for the deferral thereof pursuant to Sections 125 and 401(k) of the Code, would have been reported on Form W-2.

             An Employee's Compensation in excess of $200,000 (as adjusted upwards from time to time pursuant to Code Section 415(d)(1)) shall be disregarded. In determining the Compensation of a Member for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

             1.15 Deferral Election: A Member's written election filed with the Administrator whereby the Member elects to forgo the receipt of a specified percentage of Compensation on the



          DII0D240   25879-9                                  II-3
          condition that the Company make Before-Tax Contributions in an amount equal to the amount of Compensation foregone.

             1.16 Deferred  Retirement:   Termination of Service  after the
          Member's 65th birthday, other than on account of death.

             1.17 Direct Rollover: A payment by the Plan to the eligible retirement plan specified by the distributee.

             1.18 Disability: A physical or mental condition which totally and permanently prevents such Employee from performing the regular duties of the Employee's job as the Committee in the exercise of its sole and absolute discretion shall determine based upon competent medical evidence satisfactory to the Committee.

             1.19 Disability Retirement: Termination of Service which the Committee determines, in the exercise of its sole discretion, to be on account of Disability.

             1.20 Early Retirement: Termination of Service, other than on account of death, on or after a Member's 55th birthday but before such Member's 65th birthday.

             1.21 Effective  Date:   The "Effective  Date of  the  Plan" is
          October 1, 1993, except as otherwise provided with respect to a particular provision.

             1.22 Employee: Except as otherwise provided herein, a person who is a common law employee of the Company or an Affiliate. In determining who is an Employee for purposes of this Plan, the following special provisions shall apply to the extent applicable:

             (a) Each leased employee, within the meaning of Code Section 414(n), shall be treated as an Employee. Notwithstanding the foregoing, however, if all such leased Employees constitute less than 20 percent of the non-highly compensated work force, as defined in Code Section 414(n)(5)(C)(ii), of the Company and Affiliates, this Section 1.22 shall not apply to any leased Employee covered by a retirement plan described in Code Section 414(n)(5).

             (b) Each individual who is a nonresident alien and who receives no income from the Company or an Affiliate which constitutes income from sources within the United States shall not be treated as an Employee.

             1.23 Entry Date: With respect to an Employee, the day on which such Employee enters the membership of the Plan as provided in Section 2.1. Entry Dates are the January 1, April 1, July 1, and October 1 of each Plan Year during which the Plan is in effect.



          DII0D240   25879-9                                  II-4

             1.24 ERISA: The Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended. All citations to sections of ERISA are to such sections as they may from time to time be amended or renumbered.

             1.25 Forfeiture  Break   in  Service:    A   Member  incurs  a
          Forfeiture  Break   in  Service  when  the   Member  incurs  five
          consecutive Breaks in Service.

             1.26 Hours  of  Service:    Hours  of  Service  shall  include
          (a) each hour for which an Employee is paid or entitled to payment by the Company or an Affiliate for Service; (b) each hour for which an Employee is paid or entitled to payment by the Company for reasons other than for Service (such as vacation, holiday, illness, incapacity (including Disability), lay-off, jury duty, military duty or leave of absence); (c) each hour (to the extent not included in (a) or (b)) for which back pay (irrespective of mitigation of damages) has been either awarded or agreed to by the Company or an Affiliate; and (d) each hour for which an Employee is not actually in Service but is required to be given credit for Service under any law of the United States; provided, that in applying paragraph (b) for periods in which an Employee is not actually in Service, the following special provisions shall apply:

             (a) The number of hours to be credited with respect to any single continuous period shall be the lesser of: (A) 501 hours, or (B) the number of hours for which the Employee is paid with respect to such period;

             (b) No hours shall be credited with respect to payments made to the Employee for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, or payments solely to reimburse an Employee for medical or medically related expenses incurred by the Employee; and

             (c) An amount paid to an Employee by the Company or an Affiliate indirectly, such as by a trust, fund or insurer to which the Company or an Affiliate makes contributions or pays premiums, shall be deemed to be paid by the Company or Affiliate.

             Notwithstanding the foregoing provisions of this Section 1.26, solely for the purpose of determining whether an Employee has incurred a Break in Service, the following special provisions shall apply:

             (a) In addition to hours for which an Employee is entitled to credit under (a) through (d) above, such Employee shall also receive credit for each hour with respect to the period that such Employee is on an Authorized Leave of Absence for which such Employee is not paid or entitled to payment.




          DII0D240   25879-9                                  II-5

             (b) An Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph (b), an absence from work for mater-nity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of a birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph (b) shall be credited with respect to the Plan Year in which the absence begins, if the crediting is necessary to prevent a Break in Service in that Plan Year; in all other cases, such Hours of Service shall be credited in the following Plan Year.

             An Employee with respect to whom the Company or Affiliate maintains records of hours for which payment is made or due shall be credited with Hours of Service on the basis of such records. Any other Employee shall be credited with Hours of Service on the basis of 45 hours for each week such Employee is paid or entitled to payment for any part of such week. Subject to the provisions of paragraph (b) of this Section 1.26, with respect to any Employee who is entitled to receive credit for Service for a period such Employee is not paid or entitled to payment, such Employee shall be credited with 45 Hours of Service for each week or part thereof during such period. The provisions of this
          Section 1.26 shall be applied in accordance with the provisions of United States Department of Labor Regulations Sections 2530.200b-2(b) and (c), which provisions are incorporated herein by reference.

             1.27 Investment  Funds:   The separate  subfunds of  the Trust
          Fund maintained  for investment purposes, as  provided in Article
          IV.

             1.28 IRS:  The United States Internal Revenue Service.

             1.29 Matching  Contribution:    The contribution  the  Company
          makes to the Trust Fund pursuant to Section 3.5.

             1.30 Matching Subaccount: The subaccount kept as part of a Member's Account (a) to account for Matching Contributions and
          (b) to account for income, expenses, gains, losses and other adjustments allocable to this subaccount.

             1.31 Member: With respect to a Plan Year, an Employee who is enrolled in the Plan as provided in Article II and a former Employee who has an Accrued Benefit for the Plan Year.





          DII0D240   25879-9                                  II-6

             1.32 Normal Retirement: Termination of Service, other than on account of death, on the Member's 65th birthday (the "Normal Retirement Age").

             1.33 PAYSOP Subaccount: The subaccount kept as part of a Member's Account (a) to account for amounts previously held in the Member's "PAYSOP Account" under the Prior Plan Provisions which were transferred from the former Carolina Freight Corporation Payroll-Based Employee Stock Ownership Plan to the Carolina Freight Corporation Employee Savings and Protection Plan to this Plan and (b) to account for all income, expenses, gains, losses and other adjustments allocable to such subaccount.

             1.34 Plan:   Complete Leasing  Concepts, Inc. Employee Savings
          and Profit Sharing Plan, as now in effect or as hereafter amended.

             1.35 Plan Administrator:  The Committee.

             1.36 Plan Year: The period beginning on October 1, 1993 and ending on December 31, 1993. Thereafter, the period beginning on each January 1 and ending on the first December 31 thereafter.

             1.37 Prior Plan Provisions: The text of the Carolina Freight Corporation Employee Savings and Protection Plan document as amended and restated effective January 1, 1987, as amended by amendments dated October 1, 1987, May 3, 1989, June 30, 1989 and October 1, 1992.

             1.38 Profit  Sharing  Contribution:    The   contribution  the
          Company makes to the Trust Fund pursuant to Section 3.4.

             1.39 Profit Sharing Subaccount: The subaccount kept as part of a Member's Account (a) to account for Profit Sharing Contributions, if any, made by the Company and (b) to account for income, expenses, gains, losses and other adjustments allocable to this subaccount.

             1.40 Re-employment Commencement  Date:   The date on  which an
          Employee first performs an Hour of Service after a Break in Service.

             1.41 Regulations: The applicable regulations issued under the Code, ERISA or other applicable law by the IRS, the Department of Labor or any other governmental authority, and any temporary or other appropriate and effective regulations or rules promulgated by such authorities pending the issuance of such regulations.

             1.42 Retirement:     The  Member's  Normal  Retirement,  Early
          Retirement, Deferred  Retirement or  Disability Retirement.   The
          term "Retire" means the act of taking Retirement.





          DII0D240   25879-9                                  II-7

             1.43 Rollover Contribution: The contribution an Employee makes to the Trust Fund pursuant to Section 3.3, and in accordance with Code Section 402(c)(5), of a distribution from a retirement plan qualified under Code Section 401(a).

             1.44 Rollover Subaccount: The subaccount kept as part of a Member's Account (a) to account for amounts previously held in the Member's "Rollover Account" under the Prior Plan Provisions,
          (b) to account for Rollover Contributions, if any, made by an Employee and (c) to account for income, expenses, gains, losses and other adjustments allocable to such subaccount.

             1.45 Service: Employment with the Company or any Affiliate, including periods of employment with an Affiliate rendered by an individual prior to the date the Affiliate became an Affiliate. Service also includes periods of employment with a predecessor employer as required by Code Section 414(a) and the Regulations thereunder. Service may also include any period of a Member's prior employment by any organization upon such terms and conditions as the Company may approve and subject to any required IRS approval.

             1.46 Shares:   The  common  stock issued  by Carolina  Freight
          Corporation or any successor corporation thereto which is held in the Trust Fund.

             1.47 Supplemental Matching Contribution: A contribution made by the Company to the Trust Fund to match Before-Tax Contributions at such rate and in such amount as the Committee determines pursuant to Section 3.2 is necessary to meet the ADP Test under Section 9.3.

             1.48 Supplemental Subaccount: The subaccount kept as part of a Member's Account (a) to account for the Supplemental Matching Contributions, if any, made on behalf of the Member and (b) to account for all income, expenses, gains, losses and other adjustments allocable to such subaccount.

             1.49 Surviving Spouse:   The survivor of a  deceased Member to
          whom such deceased Member had been legally married (as determined by the Committee) immediately before the Member's death.

             1.50 Termination of Service: A termination of employment with the Company or an Affiliate as determined by the Committee in accordance with reasonable standards and policies adopted by the Committee; provided that a Termination of Service shall occur on the earlier of (a) or (b) where:

             (a) is the date as of which an Employee quits, is discharged, Retires or dies, and






          DII0D240   25879-9                                  II-8

             (b) is the first day of absence of an Employee who fails to return to employment at the expiration of an Authorized Leave of Absence.

             1.51 Trust:    The Complete  Leasing  Concepts,  Inc. Employee
          Savings and Profit Sharing Plan Trust, created by the Trust Agreement entered into between the Company and the Trustee.

             1.52 Trust  Agreement:    The  agreement by  and  between  the
          Company and the Trustee, as it may from time to time be amended.

             1.53 Trust Fund: All cash and other assets deposited with or acquired by the Trustee in its capacity as such hereunder, together with accumulated income, subject to all liabilities incurred by the Trustee in its capacity as such and less all disbursements made in respect thereof.

             1.54 Trustee: The entity serving as a trustee under the Trust Agreement.

             1.55 Valuation Date: The last day of each calendar month of the Plan Year and any other date during the Plan Year specified by the Committee, upon or as of which the assets and liabilities of the Trust Fund are valued and Accounts are adjusted, as prescribed in Article V.

             1.56 Year of Service: With respect to an individual, a Year of Service shall accrue on the date on which such individual completes at least 1,000 Hours of Service during the applicable computation period of 12 consecutive months. The initial computation period shall begin with the date the Employee first performs an Hour of Service. If an Employee incurs a Break in Service before completing a Year of Service, such Employee's initial computation period shall begin with the Employee's Re-employment Commencement Date. If the Employee does not complete 1,000 Hours of Service during the initial computation period, subsequent computation periods shall be each 12 month period beginning January 1 and ending December 31, beginning with the first January 1 following the date the Employee first performed an Hour of Service or the Employee's Re-employment Commencement Date, as the case may be.


                        ARTICLE II.  PARTICIPATION IN THE PLAN

             2.1  Participation.   Each individual who was a  member of the
          Carolina Freight Corporation Employee Savings and Protection Plan immediately prior to the Effective Date of this Plan and who is an Employee as of the Effective Date shall be enrolled as a Member of the Plan as of the Effective Date. Each individual who is an Employee on the Effective Date and who has attained the age of 21 and completed one Year of Service shall also be enrolled as a Member of the Plan as of the Effective Date. Each other



          DII0D240   25879-9                                  II-9
          individual who is an Employee on or after the Effective Date shall be enrolled as a Member of the Plan as of the Entry Date next following such individual's attainment of age 21 and completion of one Year of Service, provided, such individual is an Employee on such Entry Date. Notwithstanding anything hereinabove to the contrary, in no event shall any individual become a Member if such individual (a) is a leased employee as defined in Code Section 414(n)(2), (b) is an Employee of an Affiliate, or (c) irrevocably elects not to become a Member.

             2.2  Participation Upon Re-employment.

             (a) If an Employee incurs a Termination of Service after satisfying the age and service requirements in Section 2.1 above but before becoming a Member and is subsequently reemployed by the Company, such Employee may enroll in the Plan and become a member on the later of the date the Employee again performs an Hour of Service or the Entry Date that was applicable under
          Section 2.1 above.

             (b) If a Member incurs a Termination of Service and is subsequently reemployed by the Company, such individual shall be eligible to participate in the Plan on the date such individual again performs an Hour of Service.

             2.3 Responsibility for Share Decisions. By participating in the Plan, each Member shall have accepted the responsibility for exercising the voting, tender and exchange rights conferred in
          Section 17.13 with respect to Shares allocated to the Member's PAYSOP Subaccount.

             2.4 Cessation of Membership. The membership of a Member shall end when no further benefits are payable to such Member or on such Member's account under the Plan. No allocation of contributions shall be made for the benefit of a Member in the Plan on or after the date on which such Member has a Termination of Service or otherwise ceases to be an Employee of the Company and before the day, if any, on which the individual next performs an Hour of Service as an Employee of the Company, except that earnings and losses shall be allocated to the Member's Account in the manner provided in Article V; provided that a Member shall be entitled to receive an allocation of contributions as if such Member were an Employee of the Company on the last day of the Plan Year for the Plan Year during which the Member has a Termination of Service due to Retirement, Disability or death.

             2.5 Union Employees Excluded. Employees covered by a collective bargaining agreement wherein retirement benefits were made the subject of good faith bargaining between the representative of the Employees and the Company shall not be eligible for participation in the Plan unless the collective bargaining agreement provides for the continued participation. An employee shall not be ineligible during the period between the



          DII0D240   25879-9                                 II-10
          selection of the union and the first collective bargaining agreement which covers him.


                             ARTICLE III.  CONTRIBUTIONS

             3.1  Before-Tax Contributions.

             (a) Subject to the limitations of Articles VIII and IX, the Company shall make Before-Tax Contributions for each Member in accordance with the Member's Deferral Election, if any, and this
          Section 3.1. The Company shall deliver such Before-Tax Contributions to the Trustee as soon as practicable after the end of the payroll period to which they relate, but in no event shall Before-Tax Contributions for a Plan Year be delivered to the Trustee later than 60 days after the end of such Plan Year.

             (b) An Employee may file an initial Deferral Election with the Administrator at any time, and such Deferral Election shall take effect as soon as practicable, but not before the Employee's Entry Date. Subject to Section 10.1(c), a Deferral Election shall remain in effect until terminated. A Deferral Election may be terminated by the Member by filing with the Administrator the form provided for that purpose, and the termination shall take effect as soon as practicable thereafter. After such a termination, a Member may file a new Deferral Election with the Administrator at any time, which election will take effect as soon as practicable after the first Entry Date thereafter. A Deferral Election shall terminate automatically upon a Member's Termination of Service. A Member may change the Deferral Election no more often than once a month and no more than six times during a Plan Year by filing an amendment with the Administrator, and such amendment shall become effective as soon as practicable after the filing of the amendment. A Member's Deferral Election may be terminated at any time, effective as soon as practicable following the filing with the Administrator of notice of such termination on the form provided by the Administrator for that purpose.

             (c) Each Deferral Election shall state the percentage of Compensation the Member wishes to forgo. A Member may elect to forgo a percentage of the Member's Compensation, expressed as a whole percentage, not to exceed 20 percent; provided, however, that any Member for whom 20 percent of Compensation is greater than the limit specified in Section 9.2(a) and for whom such limit falls between 2 whole percentages of the Member's Compensation, may elect an allocation of such limit in lieu of an election of a whole percentage of Compensation. The deferral percentage, or, if elected, the amount obtained by dividing the limit by the number of pay periods in the Plan Year shall apply to each paycheck paid while the Deferral Election is in effect.





          DII0D240   25879-9                                 II-11

             3.2 Supplemental Matching Contributions. If, as of the last day of each Plan Year, the "Average Actual Deferral Percentage", as defined in Section 9.1(b), for all "Highly Compensated
          Employees", as defined in Section 9.1(f), for the Plan Year ending on that date exceeds the maximum percentage which will pass the "ADP Test" set forth in Section 9.3 for such Plan Year, the Company may make a Supplemental Matching Contribution to the Plan to be allocated to the Supplemental Subaccount of each Member who was a "Non-highly Compensated Employee" on such day and for whom Before-Tax Contributions were made for the Plan Year ending on that date and who was an Employee or on an Authorized Leave of Absence on such date or who died or Retired during that year. The Supplemental Matching Contribution shall equal such amount, which may be a specified amount or a percentage of compensation, as the Committee determines in its sole discretion to be necessary to raise the Average Actual Deferral Percentage of Non-highly Compensated Employees to the lowest percentage which will cause the Plan to pass the ADP Test for such Plan Year and shall be allocated based on the Before-Tax Contributions made on the Member's behalf and not withdrawn under Article X or refunded under Sections 8.4, 9.2 or 9.5 for the Plan Year. Such contributions shall be fully vested and nonforfeitable and treated as Before-Tax Contributions for application of the ADP Test under Section 9.3.

             3.3 Rollover Contributions. An Employee of the Company, other than a leased employee as defined in Code Section 414(n)(2), or an Employee who irrevocably elects not to become a Member, shall be permitted to transfer to the Trust Fund, and the Trustee shall accept: (a) lump sum distributions from another qualified plan which are eligible for tax-free rollover to a qualified plan and which are directly transferred from the other qualified plan to this Plan; (b) lump sum distributions received by an Employee from another qualified plan which are eligible for tax-free rollover to a qualified plan and which are transferred by the Employee to this Plan within 60 days following such Employee's receipt thereof; (c) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (1) were previously distributed to the Employee by another qualified corporate (and, after December 31, 1983, noncorporate) plan as a lump sum distribution, (2) were eligible for tax-free rollover to a qualified corporate or noncorporate plan and (3) were deposited in such conduit individual retirement account within 60 days of receipt thereof and other than earnings on said assets; (d) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (c) above and transferred by the Employee to this Plan; and (e) amounts transferred from another plan in accordance with
          Section 17.10. Such transfers shall be subject to the following provisions: (A) prior to accepting any transfers to which this Section applies, the Committee may require the Employee to establish that the amounts to be transferred to this Plan meet



          DII0D240   25879-9                                 II-12
          the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Committee that the amounts to be transferred meet the requirements of this Section; (B) such transfer must satisfy the requirements of Code Section 402(c); (C) permission shall be given only if, on advice of legal counsel for the Company, the transfer will not jeopardize the status of the Trust Fund as tax-exempt under Code Section 501(a) and the status of the Plan as qualified under Code Section 401(a); (D) no transfer shall be accepted all or a part of which consists of insurance contracts; and (E) no transfer of assets subject to the survivor annuity rules of Code Section 401(a)(11) shall be accepted if the transfer will cause this Plan to be considered a transferee plan required to provide automatic survivor benefits. All contributions under this Section 3.3 shall be nonforfeitable.

             The Committee must treat an Employee who has made a Rollover Contribution to the Trust prior to satisfying the Plan's eligibility conditions as a Member for all purposes of the Plan except the Employee is not treated as a Member for purposes of sharing in Profit Sharing Contributions under the Plan.

             3.4 Profit Sharing Contributions. The Company may, in its sole discretion, elect to make a Profit Sharing Contribution to the Plan. The Profit Sharing Contribution shall be allocated among all eligible Members for the Plan Year in proportion to Compensation. For purposes of this Section only, an eligible Member shall be each Member who has completed at least 1,000 Hours of Service for the Company and is an Employee of the Company on the last day of the Plan Year or who incurred a Termination of Service during the Plan Year due to Retirement, Disability or death. Such Member shall be eligible to receive an allocation hereunder whether or not the Member elects to defer a portion of the Member's income to this or any other tax-qualified plans sponsored by the Company. Each Member's share of the Profit Sharing Contribution shall be allocated to the Member's Profit Sharing Subaccount.

             3.5 Matching Contributions. Subject to the limitations of Articles VIII and IX, the Company shall make a Matching Contribution for each Member who made Before-Tax Contributions. The Matching Contribution for the Member shall be in an amount equal to 25% of the first 5 percent of Compensation that the Member elects to defer pursuant to Section 3.1. The Matching Contribution may be adjusted periodically by the Board.

             3.6  Reversion of Contributions.

             (a) Qualification. Notwithstanding any other provisions herein contained, this Plan is entered into on the conditions that the Plan and the Trust Agreement shall be approved by the IRS as a qualified and exempt plan and trust under the provisions of the Code and Regulations so that contributions to the Trust



          DII0D240   25879-9                                 II-13
          may be deducted for Federal income tax purposes, within the limits of the Code and Regulations, and be nontaxable to Members when contributed. If such approval should be denied for any reason (including failure to comply with any conditions for such approval imposed by the IRS), contributions made after the execution of the Trust Agreement and prior to such denial and all assets in the Trust Fund shall be returned to the Company, without any liability to any person, within one year after the date of denial of such approval.

             (b) Mistake of Fact. Notwithstanding any other provisions herein contained, if any contribution is made due to a mistake of fact, such contribution shall upon the direction of the Company, which shall be given in conformity with the provisions of ERISA, be returned to the Company or the parties who made it, as directed by the Company, without liability to any person.

             (c) Deduction. Notwithstanding any other provisions herein contained, all contributions are hereby expressly conditioned upon their deductibility under Section 404 of the Code and Regulations, as amended from time to time, and if the deduction for any contribution is disallowed in whole or in part, then such contribution (to the extent the deduction is disallowed) shall upon direction of the Committee, which shall be given in conformity with the provisions of ERISA, be returned, without liability to any person, within one year after such disallowance.

             3.7 Company Not Responsible for Adequacy of Trust Fund. Except as and if required by applicable law, neither the Board, the Company, the Committee, any member of the Committee nor the Trustee shall be responsible for the adequacy of the Trust Fund to meet and discharge Plan liabilities.


                               ARTICLE IV.  TRUST FUND

             4.1 Establishment of Investment Funds. A l l m o n i e s , securities or other property received as contributions under the Plan shall be delivered to the Trustee under the Trust, to be managed, invested, reinvested and distributed for the exclusive benefit of the Members and their Beneficiaries in accordance with the Plan, the Trust Agreement and any agreement with an insurance company or other financial institution constituting a part of the Plan and Trust. By written notice to the Trustee, the Committee may delegate to itself the authority to exercise investment management responsibilities over all or any portion of the Trust Fund. The Trustee, at the direction of the Committee, shall cause to be established or maintain one or more of the following types of Investment Funds for the investment of the Trust Fund, provided that the Committee shall have the sole discretion to direct the Trustee to change, add or eliminate any such funds from time to time.




          DII0D240   25879-9                                 II-14

             (a) Income Fund. A low risk investment fund, the assets of which consist primarily of one or more guaranteed income contracts issued by an insurance company, one or more certificates of deposit issued by a national bank or savings and loan association, one or more direct obligations of the United States government or any agency thereof, or one or more obligations guaranteed as to principal and interest by the United States government or an agency thereof. It may also include contracts purchased from a financial institution intended to limit the volatility of the Plan investment results.

             (b) Equity Fund. An investment fund with a higher-than-average risk that consists primarily of such capital, common or other forms of equity stocks, or securities convertible into common or capital stock as may be purchased pursuant to the Trust Agreement.

             (c)  Balanced  Fund.   An investment  fund with  below average
          risk that invests primarily in common stocks and fixed income securities.

             (d) Bond Fund. An investment fund that consists primarily of fixed income securities.

             (e)  GIC Fund.   An investment fund that consists primarily of
          investments in guaranteed income contracts.

             (f) Stock Fund. Prior to December 31, 1990, Members could elect to invest contributions in this fund pursuant to Prior Plan Provisions. This fund is maintained by the Trustee and consists primarily of shares of Carolina Freight Corporation as well as such amount of cash and cash equivalents as is necessary to manage the fund.

             4.2  Investment  of  PAYSOP  Subaccount.    A Member's  PAYSOP
          Subaccount shall at all times be invested in the Stock Fund.

             4.3 Investment Direction. A Member may elect, in such manner and form as the Administrator prescribes, to direct the investment of contributions allocated to such Member's Before-Tax, Supplemental, Matching, Profit Sharing and Rollover Subaccounts, in the various Investment Funds established by the Trustee; provided, however, that a Member may not direct the investment of contributions in the Stock Fund. In the event an effective investment direction is not made by the Member pursuant to this Section 4.3, all such contributions shall be invested in the Income Fund. A Member may direct the investment of such contributions in multiples of 10 percent of the amount of the contribution. All investment directions given by a Member shall be deemed to be a continuing direction until changed. A Member may change such Member's investment direction, in such manner and form as prescribed by the Administrator, no more often than once a month and no more than six times during a Plan Year, and such



          DII0D240   25879-9                                 II-15
          new investment direction shall become effective as soon as practicable following the receipt by the Administrator of such direction.

             4.4  Transfers of  Investments.  A  Member may  elect in  such manner  and form  as  the Administrator  prescribes, to  transfer amounts in such Member's Before-Tax, Supplemental, Matching, Profit Sharing and Rollover Subaccounts (but not PAYSOP
          Subaccount) into and out of the various Investment Funds; provided, however, that no amounts may be transferred into the Stock Fund. The minimum amount that can be transferred out of any one Investment Fund is 10 percent of the value of the Member's Account, op if less, the entire amount invested in such Investment Fund.

             4.5 Loans. A loan to a Member under Article XI shall be from such Member's Account and shall be considered an earmarked investment of the Member's Account. A loan to a Member shall reduce the amounts invested in the Investment Funds on a pro rata basis and shall be charged against each subaccount invested in each Fund on a pro rata basis. Loan repayments shall reduce the amount of the loan to the extent it represents principal and shall be invested in the Investment Funds in accordance with the Member's then existing investment direction. Repayments shall be credited to the Member's Subaccounts on a pro rata basis.


                       ARTICLE V.  ALLOCATIONS AND ADJUSTMENTS

             5.1  Allocations and Adjustments.

             (a) Forfeiture Allocation. Subject to any restoration allocation required under Article VI, the Committee will allocate Member forfeitures which occur pursuant to Section 6.10 or 17.6 to first reduce the Company's Matching Contributions for the Plan Year in which the forfeiture occurs and then to reduce the Company's Profit Sharing Contributions for the Plan Year in which the forfeiture occurs.

             (b) Revaluation of Trust Fund. The assets of the Trust Fund shall be revalued by the Trustee monthly on the last day of each calendar month, and in making such revaluation the Trustee shall take into account earnings or losses of the Trust Fund net of reasonable expenses and capital appreciation or depreciation in such assets whether or not realized. The method of revaluation shall be determined by the Trustee, and shall be followed with reasonable consistency from month to month. The aggregate amount credited to the Accounts of all Members having Accounts in the Trust Fund shall be adjusted monthly as of each Valuation Date so as to be equal to the value of such assets on such date. Before making the monthly adjustments, the Accounts of Members shall be reduced by any payments made therefrom during the previous month.




          DII0D240   25879-9                                 II-16

             (c) Adjustment of Accounts. The amounts in a Member's Before Tax Subaccount, PAYSOP Subaccount, Rollover Subaccount, Matching Subaccount, Profit Sharing Subaccount and Supplemental Subaccount shall at all times be separately accounted for by allocating investment gains and losses, withdrawals, distributions, and loans separately among such subaccounts pro rata on a reasonable and consistent basis.

             5.2 Reports. After completing the allocations provided for in Section 5.1, the Committee shall prepare a statement which shows the value of each Account then maintained by the Trustee for a Member, or where appropriate, for a Beneficiary. The Committee also shall prepare quarterly an Account statement for each Member and, where appropriate, each Beneficiary, which may be forwarded to that person and which shows the contributions to the Account of a Member for the relevant period of the Plan Year and the then value of that Account.

             5.3 Corrections. If an error or omission is discovered in any Account, the Committee shall make such adjustment as it deems necessary to remedy in an equitable manner such error or omission in such Account not later than the last day of the Plan Year in which the error or omission is discovered.


                                 ARTICLE VI.  VESTING

             6.1  Vesting.

             (a)  A  Member shall  at  all times  be  fully vested  in  the
          Member's  Before-Tax  Subaccount,  Supplemental   Subaccount  and
          Rollover Subaccount.

             (b) Except as otherwise provided in Sections 6.3 through 6.6, a Member's nonforfeitable percentage of the Member's Matching Subaccount and Profit Sharing Subaccount shall be determined in accordance with the following vesting schedule:

                   Years of Service                Percent Vested

                  Less than 3 years                       0%
                  At least 3 years                       20%
                  At least 4 years                       40%
                  At least 5 years                       60%
                  At least 6 years                       80%
                  At least 7 years or more              100%

             (c) For each year that the Plan is a Top-Heavy Plan (as that term is defined in Section 12.3), the following vesting schedule shall apply and shall be treated as a Plan amendment to this
          Plan:

                  Years of Service                 Percent Vested



          DII0D240   25879-9                                 II-17

                  Less than 1 year                        0%
                  At least 2 years                       20%
                  At least 3 years                       40%
                  At least 4 years                       60%
                  At least 5 years                       80%
                  At least 6 years or more              100%

          The vesting provisions of Section 6.1(b), rather than the top-heavy vesting provisions of this Section, will apply to any Member who does not perform an Hour of Service after the Plan becomes Top-Heavy.

             6.2 Included Years of Service - Vesting. For purposes of determining "Years of Service" with respect to vesting, the Plan takes into account all Years of Service an Employee completes with the Company or an Affiliate except:

             (a) For the sole purpose of determining a Member's nonforfeitable percentage of the Member's Account which accrued for the Member's benefit prior to a Forfeiture Break in Service, the Plan disregards any Year of Service after the Member first incurs a Forfeiture Break of Service.

             (b) Any Year of Service before the Member attained the age of 18.

             (c) Any Year of Service during the period the Company did not maintain this Plan or a predecessor plan.

             (d) In the case of a Member who is 0% vested in the Member's Account at the time the Member has a Break in Service, any Year of Service before a Break in Service if the number of consecutive Breaks in Service equals or exceeds the greater of 5 or the aggregate number of the Years of Service prior to the Break in Service.

             (e) In the case of any Member who has a 1 year Break in Service, no Year of Service before such break shall be taken into account until the Member completes a Year of Service after the Member's re-employment.

             6.3 Normal Retirement. Notwithstanding the vesting schedule in Section 6.01, a Member's Account is one hundred percent (100%) nonforfeitable upon and after attaining the Normal Retirement Age if the Member is an Employee on or after that date. An Employee may terminate the Member's employment and retire for the purposes hereof upon the Member's Normal Retirement Date, and all amounts credited to such Member's Account shall be paid to him as set forth in Article 7. If a Member continues as an Employee after the Member's Normal Retirement Date, the Member shall continue to be treated in all respects as a Member until the Member's actual retirement.



          DII0D240   25879-9                                 II-18

             6.4  Disability.    A Member's  Account  will  be one  hundred
          percent (100%) nonforfeitable if the Member's Termination of Service is a result of the Member's Disability.

             6.5  Death.   A Member's Account  will be one  hundred percent
          (100%) nonforfeitable upon the Member's death.

             6.6  Distribution to Partially-Vested Member.   If pursuant to
          Article 7, a partially-vested Member receives a distribution of the entire amount of the Member's vested Account before the Member incurs a Forfeiture Break in Service, the distribution will result in an immediate forfeiture of the nonvested portion of the Member's Account.

             6.7  Restoration   of  Forfeited  Account   Balance  Upon  Re-
          employment.

             (a) A partially-vested Member who is re-employed as an Employee after receiving a distribution of the entire amount of the Member's vested Account may repay to the Trustee the amount of the distribution attributable to the Member's Profit Sharing and Matching Subaccounts unless the Member no longer has a right to restoration because:

                  (1) Five (5) years have elapsed since the Member's first re-employment date as an Employee following the cash-out distribution; or

                  (2)  The Member incurred a Forfeiture Break in Service.

          If a partially-vested Member makes the distribution repayment, the Committee must restore the Member's Profit Sharing and Matching Subaccounts to the same dollar amount as the dollar amount of the Member's Profit Sharing and Matching Subaccounts on the Valuation Date immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Valuation Date. Restoration of the Member's Profit Sharing and Matching Subaccounts includes restoration of all Code Sect. 411(d)(6) protected benefits with respect to the restored Profit Sharing and Matching Subaccounts in accordance with applicable Regulations.

             (b) The Committee will restore the Profit Sharing and Matching Subaccounts as of the Valuation Date coinciding with or immediately following the repayment. To restore the Member's subaccounts, the Committee, to the extent necessary, will allocate to the Member's subaccounts:

                  (1) The amount, if any, of Member forfeitures the Committee would otherwise allocate under Section 5.1(a);

                  (2) The amount, if any, of the Trust Fund net income or gain for the Plan Year; and



          DII0D240   25879-9                                 II-19

                  (3) The Company Profit Sharing Contributions and special contributions from the Company for the purpose of restoration.

             6.8 Zero Percent (0%) Vested Member. A Member who is zero percent vested in the Member's Profit Sharing and Matching Subaccounts on the date of such Member's Termination of Service shall be deemed to have received a distribution of the entire non-forfeitable balance in such Subaccounts on the date of such Termination of Service. For purposes of applying the restoration provisions of Section 6.7, the Committee will treat the zero percent vested Member as repaying the Member's deemed distribution on the first date of the Member's re-employment as an Employee.

             6.9  Segregated Accounts.

             (a)  Segregated  Accounts  for  Repaid   Amount.    Until  the
          Committee restores the Member's Profit Sharing and Matching Subaccounts, as described in Section 6.7, the Trustee will invest the cash-out amount the Member has repaid in segregated subaccounts maintained solely for that Member. The Trustee must invest the amount in the Member's segregated subaccounts in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Trust Fund on the date the Committee restores the Member's Profit Sharing and Matching Subaccounts, the Member's segregated subaccounts remain a part of the Trust, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. Unless the repayment qualifies as a Rollover Contribution, the Committee will direct the Trustee to repay to the Member as soon as is administratively practicable the full amount of the Member's segregated subaccounts if the Committee determines the Member does not have the right to have the Members accounts restored pursuant to Section 6.7.

             (b) Segregated Accounts for Pre-Forfeiture Break in Service Accounts. If a Member re-enters the Plan subsequent to incurring a Forfeiture Break in Service, the Trustee must maintain separate subaccounts for the Member's pre-Forfeiture Break in Service Profit Sharing and Matching Subaccounts, unless the Member is 100% vested in the Member's pre-Forfeiture Profit Sharing and Matching Subaccounts.

             6.10 Forfeiture Occurs. A Member's forfeiture, if any, of the Member's Profit Sharing and Matching Subaccounts occurs under the Plan on the earlier of:

             (a) The last day of the Plan Year in which the Member first incurs a Forfeiture Break in Service; or

             (b) The last day of the Plan Year in which the entire vested portion of the Member's Profit Sharing and Matching Subaccounts



          DII0D240   25879-9                                 II-20
          is distributed or deemed to be distributed as provided in Section
          6.8.

          A Member does not forfeit any portion of the Member's Profit Sharing or Matching Subaccounts for any other reason or cause except as expressly provided by this Section 6.10 or as provided under Section 17.6.

             6.11 Amendment to Vesting Schedule. Though the Company reserves the right to amend the vesting schedule at any time, the Committee will not apply the amended vesting schedule to reduce the nonforfeitable percentage of any Member's Profit Sharing and Matching Subaccounts as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Member only if the Member receives credit for at least one Hour of Service after the new schedule becomes effective. If the Company makes a permissible amendment to the vesting schedule, each Member having at least three (3) Years of Service with the Employer may elect to have the percentage of the Member's nonforfeitable Profit Sharing and Matching Subaccounts computed under the Plan without regard to the amendment. The Member must file the Member's election with the Administrator within sixty
          (60) days of the latest of (a) the Company's adoption of the amendment; (b) the effective date of the amendment; or (c) the Member's receipt of a copy of the amendment. The Administrator, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Member, together with an explanation of the effect of the amendment, the appropriate form upon which the Member may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Member must make an election to remain under the prior vesting schedule. The election described in this Section 6.11 does not apply to a Member if the amended vesting schedule provides for vesting at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 6.11, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the nonforfeitable percentage of an Employee's rights to the Member's Profit Sharing and Matching Subaccounts. Furthermore, the Committee must treat any shift in the vesting schedule, due to a change in the Plan's top-heavy status, as an amendment to the vesting schedule for purposes of this Section 6.11.


                          ARTICLE VII.  PAYMENT OF BENEFITS

             7.1 Entitlement. Upon a Member's Termination of Service, such Member, or in the event of such Member's death, such Member's Beneficiary, shall become entitled to such Member's



          DII0D240   25879-9                                 II-21

          Accrued Benefit. In the event the Member dies after Termination of Service but prior to payment of such Member's benefit, such Member's Accrued Benefit shall be paid to such Member's Beneficiary.

             7.2  Method  of Distribution.    Subject  to  Section  7.3(a),
          distribution of a Member's Accrued Benefit shall be made in one single sum from the Trust Fund.

             7.3 Benefit Commencement. The payment of the Accrued Benefit to which a Member, or, in the event of the Member's death, such Member's Beneficiary, is entitled shall be made as soon as practicable after such Member incurs a Termination of Service; provided, however, in no event shall the payment be made more than 60 days after the end of the calendar month in which the Member incurs the later of the Member's Termination of Service or the date the Administrator receives satisfactory evidence of the Member's death or Disability, if applicable. Notwithstanding the foregoing, the following special rules shall apply:

             (a) If such Member has not reached age 65 and such Member's Accrued Benefit is more than $3,500, accelerated distribution may not be made without such Member's consent. If the Member does not consent to distribution prior to attaining age 65, then distribution shall be made as soon as practicable after the close of the Plan Year in which such Member attains age 65, but in no event later than 60 days following the close of such Plan Year.

             (b) In no event shall distribution of a Member's Accrued Benefit be made later than the April 1 next following the calendar year in which the Member attains age 70 1/2.

             7.4  Rollovers.

             (a) For purposes of this Article VII and as otherwise used in this Plan, the following terms shall have the meaning set forth below.

                  (1) "Distributee" shall mean a Member, former Employee, the Member's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in section 414(p)(8) of the Code, and the surviving spouse of a Member or former Employee.

                  (2) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance of the Distributee's Account, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of 10 years



          DII0D240   25879-9                                 II-22
             or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities pursuant to
             Section 402(e)(4)).

                  (3) "Eligible Retirement Plan" shall mean an Individual Retirement Account described in section 408(a) of the Code, an Annuity Plan described in section 403(a) of the Code, an Individual Retirement Annuity described in Section 408(b) (other than an endowment contract), or a Qualified Trust, described in section 401(a) of the Code. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an Individual Retirement Account or Individual Retirement Annuity.

             (b) Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan.

             (c) The Committee may prescribe reasonable procedures for a distributee to elect a Direct Rollover pursuant to this Section, and may require that the Distributee provide such information and documentation as may be reasonably necessary to accomplish a Direct Rollover. The Administrator shall not be required to execute a Direct Rollover of a portion of the balance to the credit of the Distributee if such portion is not equal to at least $500. The Administrator shall not be required to execute a Direct Rollover with respect to Eligible Rollover Distributions of a Distributee during a year that are reasonably expected to total less than $200. Furthermore, the Administrator shall not be required to divide an Eligible Rollover Distribution with respect to a Distributee into separate distributions to be paid to two or more Eligible Retirement Plans in Direct Rollovers.

             (d) A Distributee who fails to make an affirmative election under this Section shall be treated as having not made an election for a Direct Rollover, provided the Distributee has received a written explanation of the Direct Rollover option within a reasonable time before the Eligible Rollover Distribution. In such event, the Committee shall make distributions in accordance with the provisions of Article VII.

             7.5 Medium of Payment. Distribution of a Member's Accrued Benefit shall be made entirely in cash; provided, however, that distribution of a Member's PAYSOP Subaccount shall be made entirely in whole Shares, with the value of any fractional interest in Shares paid in cash, unless the Member elects to receive such amounts in cash, in which case the Shares allocated to the Member's PAYSOP Subaccount immediately prior to the date



          DII0D240   25879-9                                 II-23
          of distribution shall be converted to cash and the amount that the Member shall receive is the fair market value of the Shares as of the date the Shares are converted to cash.

             7.6 Applicable Valuation Date. The Accrued Benefit to be distributed pursuant to this Article VII, excluding any Shares specifically allocated to the Member's Account which the Member does not elect to receive in cash, shall be based upon the value of the Member's Account as of the Valuation Date immediately following the Member's Termination of Service, adjusted for contributions to and distributions from the Member's Account after that date and before the date of distribution. Dis-tributions required in connection with contributions allocated after the distribution of a Member's Account shall be made as soon as administratively practicable.

             7.7 Distribution of PAYSOP Subaccount. Notwithstanding any provision of the Plan to the contrary, in no event shall any distribution of a Member's PAYSOP Subaccount be made before the end of the 84th month beginning after the month in which the Shares were originally allocated to the Member's account, except in accordance with Code Section 409(d).

             7.8 Limitation on Distributions. Notwithstanding any other provisions of this Plan, any distribution from this Plan shall be made in accordance with the requirements of Code Section 401(a)(9) and Regulations promulgated under that Section, and such requirements shall take precedence over any contrary provisions in this Plan.


                       ARTICLE VIII.  MAXIMUM ACCOUNT ADDITIONS

             8.1  Application.   The provisions of this  Article VIII shall
          govern notwithstanding any other provisions of the Plan.

             8.2  Definitions.    For  purposes  of  this  Article  and  as
          otherwise used in this Plan, the following terms shall have the meaning set forth below.

             (a) "Annual Addition" shall mean the following amounts which, without regard to this Article, are to be credited to the Member's Account for any Limitation Year: (1) Company contributions, including Before-Tax Contributions, Matching Contributions and Profit Sharing Contributions and (2) such other amounts as may be required to be included under the Code Section 415 and the Regulations thereunder. "Annual Addition" shall not include, without limitation, Rollover Contributions.

             (b)  "Limitation   Year"  shall   mean  the   12-month  period
          beginning January 1 and ending the next following December 31.





          DII0D240   25879-9                                 II-24

             (c) "415 Compensation" shall mean, as to each Employee, the total compensation from the Company, including overtime and bonuses, which is paid to an Employee. For purposes of applying the limitations under Code Section 404(a), 415 and 416, "415 Compensation" shall include: wages, salaries, fees for professional services and other amounts received for services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) paid during the Limitation Year and shall exclude:
          (1)(A) Company contributions to a deferred compensation plan which are not includable in the Employee's gross income for the taxable year in which contributed, (B) Company contributions made on behalf of the Employee to a simplified employee pension plan to the extent such contributions are deductible from the Employee's gross income, (C) any distribution from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Employee when distributed, except however, any amounts received by an Employee pursuant to an unfunded nonqualified plan to the extent such amounts are includable in the gross income of the Employee; (2) amounts realized from the exercise of a nonqualified stock option, or amounts realized when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the Employee's gross income); provided, however, 415 Compensation in excess of $200,000 (as such amount may be adjusted for inflation from time to time for a Limitation Year under Code Sections 401(a)(17) and 415(d)) in any Limitation Year shall be disregarded.

             (d) "Defined Benefit Plan Fraction" shall mean, as to any Member in any Limitation Year, a fraction (1) the numerator of which is such Member's projected annual benefit under a defined benefit plan maintained by the Company and any other defined benefit plan required to be aggregated with such plan under Code
          Section 415(f) (determined as of the end of the Limitation Year), and (2) the denominator of which is the lesser of (A) the product of 1.25 times $90,000 (as adjusted upward from time to time pursuant to Code Section 415(d)), or (B) the product of 1.4 times 100 percent of such Member's highest average 415 Compensation for the consecutive Limitation Years during which such person has been a Member of this Plan or a participant in any other defined




          DII0D240   25879-9                                 II-25
          benefit plan sponsored by the Company or for any 3 such consecutive Limitation Years, whichever period is less.

             (e) "Defined Contribution Plan Fraction" shall mean, as to any Member in any Limitation Year, a fraction (1) the numerator of which is the sum of all Annual Additions to such Member's
          Account, and all annual additions (as defined in Code Section 415(c)(2)) to any account of such Member in any other defined contribution plan required to be aggregated with this Plan under Code Section 415(f), as of the close of such Limitation Year, and
          (2) the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year during which the Member was an
          Employee: (A) the product of 1.25 times $30,000 (mr, if greater, one-fourth of the $90,000 limit under Code Section 415(b)(1)(A) as adjusted upward from time to time for a Limitation Year under Code Section 415(d)); or (B) the product of 1.4 times 25 percent of the Member's 415 Compensation for each such Limitation Year.

             8.3  General Rules.

             (a) The Annual Addition credited to a Member's Account for any Limitation Year may not exceed the lesser of (1) $30,000 (or, if greater, 25 percent of the dollar limitation in effect under
          Section 415(b)(1)(A) of the Code), or (2) 25 percent of the Member's 415 Compensation for the Limitation Year.

             (b) If a Member is also a participant or was a participant in one or more defined benefit plans, the sum of such Member's
          Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0 for each Limitation Year.

             (c) For purposes of this Article VIII, all defined contribution plans maintained by the Company and any Affiliate shall be treated as one plan and all defined benefit plans maintained by the Company and any Affiliate shall be treated as one plan, as provided in Code Section 415(f).

             8.4  Order of Reduction.

             (a) Any adjustment required to satisfy the limitations set forth in Code Section 415 as a result of a Member's participation in another defined contribution plan or defined benefit plan, shall be made first to this Plan and then to annual additions under any defined benefit plan maintained by the Company.

             (b) If the Committee determines that the allocation of contributions, if any, to the Account of a Member will cause the Annual Addition for that Member to exceed the limitations set forth in Section 8.3 and that an adjustment under this Plan is required to satisfy Section 8.3, the excess amounts shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of



          DII0D240   25879-9                                 II-26
          the Members of the Plan. The excess amounts must be used to reduce Company contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the Members in the Plan. For purposes of this Section, excess amounts may not be distributed to a Member or former Member. If the allocation or reallocation of the excess amounts in a later Limitation Year causes the limitations of Code Section 415 to be exceeded with respect to each Plan Member for the Limitation Year, then these amounts must be held unallocated in the suspense account. If the suspense account is in existence at any time during a particular Limitation Year other than the Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to the Members' Accounts (subject to the limitations of Code Section
          415) before any Company contributions which would constitute annual additions may be made to the Plan for that Limitation Year.


                      ARTICLE IX.  SPECIAL DISCRIMINATION RULES

             9.1  Definitions.    For  purposes  of  this  Article  and  as
          otherwise used in this Plan, the following terms shall have the meanings set forth below.

             (a) "Actual Contribution Percentage" or "ACP" shall mean the ratio (expressed as a percentage) of (1) the sum of the Matching Contributions made on behalf of a Member for the Plan Year and, to the extent permitted in Treasury Regulations and elected by the Company, the Member's Qualified Elective Deferrals, to (2) the Member's 415 Compensation, as defined in Section 8.2(c), for that period of the Plan Year for which such person is a Member. The Company, on an annual basis, may elect to include or not to include Qualified Elective Deferrals in computing the ACP for a Plan Year. Furthermore, for any Plan Year in which the Plan is a Top Heavy Plan, the Company may elect on an annual basis to count a Member's Matching Contributions toward satisfying the required minimum contribution under Section 12.4(a) (minimum contribution for non-key employees in a top-heavy plan) in lieu of including such contributions in the ACP.

             (b) "Actual Deferral Percentage" or "ADP" shall mean the ratio (expressed as a percentage) of the sum of Before-Tax Contributions and Supplemental Matching Contributions made for the Plan Year on behalf of an Employee eligible to enroll in the Plan pursuant to Article II (excluding any "Excess $7,000 Deferrals" by a "Non-highly Compensated Employee") to the Member's 415 Compensation for that period of the Plan Year for which such person is a Member.

             (c) "Average Actual Contribution Percentage" shall mean the average (expressed as a percentage) of the Actual Contribution




          DII0D240   25879-9                                 II-27

          Percentages of the  Members in a group.   The percentage shall be
          rounded to the nearest one-hundredth of one percent.

             (d) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral
          Percentages of such Employees in a group. The percentage shall be rounded to the nearest one-hundredth of one percent.

             (e) "Combined ADP and ACP Test" shall have the meaning set forth in Section 9.10.

             (f) "Excess $7,000 Deferrals" shall have the meaning set forth in Section 9.2.

             (g) "Excess ACP Contributions" shall have the meaning set forth in Section 9.8.

             (h) "Excess ADP Deferrals" shall have the meaning set forth in Section 9.5.

             (i) "Family Member" shall mean, with respect to any "Highly Compensated Employee" who was a 5 percent or more owner of the Company or one of the 10 highest paid Highly Compensated Employees during the current Plan Year, the Employee's spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant.

             (j) "Highly Compensated Employee" shall mean any Employee eligible to participate in the Plan pursuant to Article II who, during the current or prior Plan Year:

                  (1)  was a 5 percent or more owner of the Company;

                  (2) received 415 Compensation from the Company or an Affiliate in excess of $75,000 for the Plan Year;

                  (3) received 415 Compensation from the Company or an Affiliate in excess of $50,000 for the Plan Year and was among the "top paid group" (as defined in Code Section 414(q)) of Employees during the Plan Year; or

                  (4) was an officer receiving 415 Compensation in excess of 50 percent of the amount specified in Code
             Section 415(b)(1)(A) for the Plan Year. For this purpose no more than 50 Employees shall be deemed officers.

             For purposes of the definition of "Highly Compensated Employee," the $50,000 and $75,000 limitations referred to in this Section shall be adjusted in the same manner as the limitations specified in Code Section 415(b)(1)(A). Finally, the term "Highly Compensated Employee" shall be determined in




          DII0D240   25879-9                              II-28
        accordance with Section 414(q) of the Code and Regulations thereunder.

             (k) "Maximum Combined Percentage" shall have the meaning set forth in Section 9.10(b).

             (l) "Non-highly Compensated Employee" shall mean an Employee eligible to participate in the Plan pursuant to Article II who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

             (m) "Qualified Elective Deferrals" shall mean the Before-Tax Contributions and Supplemental Matching Contributions made on behalf of a Member and designated by the Committee as Qualified Elective Deferrals, which satisfy the following requirements:

                  (1) the aggregate of all Before-Tax Contributions and Supplemental Matching Contributions for the Plan Year, including the Qualified Elective Deferrals, must satisfy the requirements of Section 9.3(a);

                  (2) the Before-Tax Contributions and Supplemental Matching Contributions for the Plan Year, excluding the Qualified Elective deferrals, must satisfy the requirements of Section 9.3(a);

                  (3) if the Company elects to aggregate Qualified Elective Deferrals with Matching Contributions in order to avoid Excess ACP Contributions, such Qualified Elective Deferrals shall only be taken into account to the extent necessary to satisfy the provisions of Section 9.6(a)(2); and,

                  (4) Qualified Elective Deferrals must satisfy all other provisions of this Plan applicable to Before-Tax Contributions and Supplemental Matching Contributions, respectively, and shall remain part of the Member's Before-Tax Subaccount and Supplemental Subaccount, respectively. Nevertheless, except as provided in this Section 9.1(m), Qualified Elective Deferrals shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Section 401(a)(4) and 401(k)(3).

             9.2  Limit on Before-Tax Contributions.

             (a) Notwithstanding any other provision of the Plan to the contrary, the aggregate of a Member's Before-Tax Contributions during a calendar year may not exceed $7,000 (as adjusted upwards from time to time pursuant to Code Section 415(d)). Any Before-Tax Contribution in excess of the foregoing limits ("Excess $7,000 Deferral"), plus any income and minus any loss allocable thereto, may be distributed to the applicable Member no later



          DII0D240   25879-9                              II-29
        than April 15 following the Plan Year in which the Before-Tax Contributions were made.

             (b) Any Member who has an Excess $7,000 Deferral during a calendar year may receive a distribution of the Excess $7,000 Deferral plus any income or minus any loss allocable thereto, provided (1) the Member requests the distribution of the Excess $7,000 Deferral, (2) the distribution occurs after the date the Excess $7,000 Deferral arose, and (3) the Committee designates the distribution as a distribution of an Excess $7,000 Deferral. A Member shall be deemed to have notified the Committee of the Excess $7,000 Deferral if such Member has Excess $7,000 Deferrals for the Plan Year, taking into account Excess $7,000 Deferrals under plans maintained by the Company or any Affiliates.

             (c) If a Member makes a Before-Tax Contribution under this Plan and in the same calendar year makes a contribution to any other Code Section 401(k) plan containing a cash or deferred arrangement, or a Code Section 408(k) plan (simplified employee pension plan) or Code Section 403(b) plan (tax-sheltered annuity) and, after the return of any Excess $7,000 Deferral pursuant to
        Section 9.2(a) and (b), the aggregate of all such Before-Tax Contributions and other such contributions exceeds the limitations contained in Code Section 402(g), then such Member may request that the Committee return all or a portion of the Member's Before-Tax Contributions for the calendar year plus any income and minus any loss allocable thereto. The amount by which such Before-Tax Contributions and other such contributions exceed the Code Section 402(g) limitations will also be known as an
        Excess $7,000 Deferral. A Member shall be deemed to have notified the Committee of the Excess $7,000 Deferral if such Member has Excess $7,000 Deferrals for the Plan Year, taking into account Excess $7,000 Deferrals under plans maintained by the Company or any Affiliates.

             (d) Any request for a return of Excess $7,000 Deferrals pursuant to Section 9.2(c) must (1) be made in writing, (2) be submitted to the Committee not later than the March 1 following the Plan Year in which the Excess $7,000 Deferral arose,
        (3) specify  the  amount  of  the  Excess  $7,000  Deferral,  and
        (4) contain a statement that if the Excess $7,000 Deferral is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, exceed the limit imposed on the Member by
        Section 402(g) of the Code for the year in which the Excess $7,000 Deferral occurred.

             (e) Before-Tax Contributions may only be returned to the extent necessary to eliminate a Member's Excess $7,000 Deferral. Excess $7,000 Deferrals shall be treated as Annual Additions under Article VIII of the Plan. In no event shall the returned Excess $7,000 Deferrals for a particular calendar year exceed the




          DII0D240   25879-9                              II-30

        Member's aggregate Before-Tax Contributions for such calendar year.

             (f) The income or loss allocable to a Before-Tax Contribution that is returned to a Member pursuant to Section 9.2(a) or (c) shall be determined in the same manner as provided in Section 5.1.

             (g) See Section 10.1(c) for circumstances under which a Member's maximum annual Before-Tax Contribution could be reduced as a result of such Member's receiving a hardship distribution.

             9.3  ADP Test.

             (a) The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (1) The Average Actual Deferral Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Members who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

                  (2)  The   excess  of   the  Average   Actual  Deferral
             Percentage for Members who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for Members who are Non-hiehly Compensated Employees for the Plan Year is not more than 2 percentage points, and the Average Actual Deferral Percentage for Members who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for Members who are Non-highly Compensated Employees multiplied by 2.

             (b)  The  permitted  disparity  between  the  Average Actual
        Deferral Percentage for Highly Compensated Employees and the Average Actual Deferral Percentage for Non-highly Compensated Employees may be further reduced as required by Section 9.10.

             (c) If at any time during a Plan Year the Committee, as a result of periodic testing for compliance with the provisions of
        Section 9.3(a), determines that the Plan may not comply with such provisions as of the end of such Plan Year, the Committee, in its discretion, may temporarily suspend a Highly Compensated
        Employee's Deferral Election for all or a portion of such remaining Plan Year and shall promptly notify the Member of the suspension. If at the end of the Plan Year, the Plan does not comply with the provisions of Section 9.3(a), the Company shall distribute Before-Tax Contributions to certain Highly Compensated Employees as provided in Section 9.5, except as otherwise provided in the Code or in Treasury Regulations.




          DII0D240   25879-9                              II-31

             9.4  Special Rules For  Determining Average Actual  Deferral
        Percentage.

             (a) The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have before-tax contributions allocated to such person's account under 2 or more arrangements described in Section 401(k) of the Code that are maintained by the Company or an Affiliate shall be determined as if such before-tax contributions were made under a single arrangement.

             (b) If 2 or more plans maintained by the Company or an Affiliate are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all before-tax contributions that are made pursuant to those plans (other than an employee stock ownership plan within the meaning of Code
        Section 4975(e)(7)) shall be treated as having been made pursuant to one plan.

             (c) For purposes of determining the ADP of a Highly Compensated Employee who is either a 5 percent or more owner of the Company or one of the 10 highest paid Highly Compensated Employees during the Plan Year, the Before-Tax Contributions and 415 Compensation of such Member shall include the Before-Tax Contributions and 415 Compensation of such person's Family Members. Any person who is a Family Member shall not be treated as a separate Employee in determining the Average Actual Deferral Percentage for either Non-highly Compensated Employees or for Highly Compensated Employees.

             (d) The determination and treatment of Before-Tax Contributions and the Actual Deferral Percentage of any Member shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.

             9.5  Distribution of Excess ADP Deferrals.

             (a)  Before-Tax Contributions exceeding  the limitations  of
        Section 9.3(a) ("Excess ADP Deferrals") and any income or loss allocable to such Excess ADP Deferral shall be designated by the Committee as Excess ADP Deferrals and shall be distributed to Highly Compensated Employees whose Accounts were credited with Excess ADP Deferrals in the preceding Plan Year. In determining the amount of Excess ADP Deferrals for each Highly Compensated Employee, the Committee shall reduce the ADP for each Highly Compensated Employee as follows:

                  (1) The ADP for the Highly Compensated Employee(s) with the highest ADP will be reduced until equal to the second highest ADPs under the Plan; then




          DII0D240   25879-9                              II-32

                  (2) The ADP for the 2 (or more) Highly Compensated Employees with the highest ADPs under the Plan will be reduced until equal to the third highest ADP level under the Plan; then

                  (3) The steps described in (1) and (2) shall be repeated with respect to the third and successive highest ADP levels under the Plan until the Plan complies with one or both of the ADP tests described in Section 9.3(a).

             (b) To the extent administratively possible, the Committee shall distribute all Excess ADP Deferrals and any income or loss allocable thereto prior to March 15 following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose. Excess ADP Deferrals shall be treated as Annual Additions under Article VIII of the Plan.

             (c) The income or loss allocable to Excess ADP Deferrals shall be determined in the same manner as provided in Section 5.1.

             (d) If an Excess $7,000 Deferral has been distributed to the Member pursuant to Section 9.2(a) or (b), then any Excess ADP Deferral allocable to such Member for the same Plan Year shall be reduced by the amount of such Excess $7,000 Deferral.

             (e) Distribution of Excess ADP Deferrals to Members described in Section 9.4(c) shall be made in accordance with the provisions of Treasury Regulation Section 1.401(k)-1(f)(4) or any successor Treasury Regulation thereto.

             9.6  ACP Test.

             (a) The Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (1) The Average Actual Contribution Percentage for Members who are High Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Members who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

                  (2) The excess of the Average Actual Contribution Percentage for Members who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for Members who are Non-highly Compensated Employees for the Plan Year is not more than 2 percentage points, and the Average Actual Contribution Percentage for



          DII0D240   25879-9                              II-33

             Members who are Highly Compensated Employees is not more than the Average Actual Contribution Percentage for Members who are Non-highly Compensated Employees multiplied by 2.

             (b) If at the end of the Plan Year, the Plan does not comply with the provisions of Section 9.6(a), the Company may do any or all of the following, except as otherwise provided in the Code Section or in Treasury Regulations, in order to comply with such provision:

                  (1) The Company may aggregate Qualified Elective Deferrals of Non-highly Compensated Employees with Matching Contributions of such Members as provided in Section 9.1(a).

                  (2) In the case of a Matching Subaccount which does not comply with Section 9.6(a), the Company may:

                     (A) Distribute vested Matching Contributions allocated to the Matching Subaccounts of certain Highly Compensated Employees as provided in Section 9.8;

                     (B) Forfeit nonvested Matching Contributions allocated to the Matching Subaccounts of certain Highly Compensated Employees as provided in Section 9.9.

             9.7  Special   Rules   for   Determining    Average   Actual
        Contribution Percentages.

             (a) The Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have matching contributions or before-tax contributions allocated to such person's account under 2 or more arrangements described in
        Section 401(a) or 401(k) of the Code that are maintained by a Company or an Affiliate shall be determined as if such contributions were made under a single arrangement.

             (b) If 2 or more plans maintained by the Company or an Affiliate are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all matching contributions that are made pursuant to those plans (other than an employee stock ownership plan within the meaning of Code
        Section 4975(e)(7)) shall be treated as having been made pursuant to one plan.

             (c) For purposes of determining the Actual Contribution Percentage of a Highly Compensated Employee who is a 5 percent or more owner of a Company or one of the 10 highest paid Highly Compensated Employees during the Plan Year, the Matching Contributions and 415 Compensation of such Member shall include



          DII0D240   25879-9                              II-34
        all Matching contributions and 415 Compensation of Family Members. Family Members shall not be treated as separate
        Employees for purposes of determining the Average Actual Contribution Percentage for either Non-highly Compensated Employees or for Highly Compensated Employees.

             (d) The determination and treatment of Matching Contributions and the Actual Contribution Percentage of any Member shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.

             9.8  Distribution of Excess ACP Contributions.

             (a) Matching Contributions allocated to a Matching Subaccount which exceed the limitations of Section 9.6(a) ("Excess ACP Contributions") and any income or loss allocable to such Excess ACP Contribution may be designated by the Committee as "Excess ACP Contributions" and may be distributed in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to those Highly Compensated Employees whose Matching Subaccounts were credited with Excess ACP Contributions in the preceding Plan Year. The amount of Excess ACP Contributions to be distributed to a Highly Compensated Employee shall be determined using the procedure described in Section 9.5(a).

             (b) To the extent administratively possible, the Committee shall distribute all Excess ACP Contributions and any income or loss allocable thereto prior to March 15 following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose.

             (c) Income or loss allocable to Excess ACP Contributions shall be determined in the same manner that Net Investment Income
        (Loss) is allocated as provided in Section 5.1(c).

             (d) Amounts distributed to Highly Compensated Employees under this Section 9.8 shall be treated as Annual Additions under
        Article VIII with respect to the Employee who received such amount.

             (e) Distribution of Excess ACP Contributions to Members described in Section 9.7(c) shall be made in accordance with the provisions of Treasury Regulation Section 1.401(m)(2)(iii) or any successor Treasury Regulations thereto.








          DII0D240   25879-9                              II-35

             9.9  Forfeiture of Excess ACP Contributions.

             (a) Excess ACP Contributions and any income or loss allocable to such Excess ACP Contribution may be forfeited and used to reduce future Matching Contributions as provided in
        Section 9.6(b)(3).

             (b) The amount of any Excess ACP Contributions to be forfeited by a particular Highly Compensated Employee shall be determined pursuant to the procedure described in Section 9.5(a).

             (c) The income or loss allocable to Excess ACP Contributions allocated to a Member's Matching Subaccount shall be determined in the same manner that Net Investment Income
        (Loss) is allocated as provided in Section 5.1(c).

             (d) Members described in Section 9.7(c) shall forfeit their Excess Contributions in accordance with Treasury Regulation
        Section 1.401(m)-1(e)(2)(iii) or any successor Treasury Regulation thereto.

             (e) Amounts forfeited by Highly Compensated Employees under this Section shall not be treated as Annual Additions under
        Article VIII with respect to the Employee who forfeited such amount.

             (f) Notwithstanding anything to the contrary contained herein, vested Matching Contributions may not be forfeited to correct an Excess ACP Contribution.

             9.10 Combined ACP and ADP Test.

             (a) The Plan must satisfy the "Combined ACP and ADP Test" described in this Section 9.10 if (1) the Average Actual Deferral Percentage of the Highly Compensated Employees exceeds 125 percent of the Average Actual Deferral Percentage of the Non-highly Compensated Employees and (2) the Average Actual Contribution Percentage of the Highly Compensated Employees exceeds 125 percent of the Average Actual Contribution Percentage of the Non-highly Compensated Employees.

             (b) The Combined ACP and ADP Test is satisfied if the sum of the Highly Compensated Employees' Average Actual Deferral Percentage and Average Actual Contribution Percentage is equal to or less than the "Maximum Combined Percentage" defined in paragraph (c) below.

             (c) The "Maximum Combined Percentage" shall be determined by adjusting the Non-highly Compensated Employees' Average Actual Deferral Percentage and Average Actual Contribution Percentage in the following manner:





          DII0D240   25879-9                              II-36

                  (1) the greater of the two percentages shall be multiplied by 1.25, and

                  (2) the lesser of the two percentages shall be increased by 2 percentage points; however, in no event shall such adjusted percentage exceed twice the original percentage.

        The sum of (1) and (2) shall be the Maximum Combined Percentage.

             (d) In the event the Plan does not satisfy the Combined ADP and ACP Test, the Highly Compensated Employees' Average Actual Deferral Percentage shall be decreased by distributing Before-Tax Contributions to certain Highly Compensated Employees using the procedures described in Section 9.5 until the sum of such percentage and the Highly Compensated Employees' Average Actual Contribution Percentage equals the Maximum Combined Percentage.

             (e)  The  Highly  Compensated   Employees'  Average   Actual
        Contribution Percentage shall not be reduced in order to satisfy the Combined ADP and ACP Test.

             (f) In addition to returning Elective Deferrals to certain Highly Compensated Employees in order to satisfy the Combined ADP and ACP Test, income or loss allocable to such Before-Tax Contributions shall also be distributed.

             (g) To the extent administratively possible, the Committee shall distribute the Before-Tax Contributions and allocable income or loss prior to March 15 following the end of the Plan Year for which the Combined ADP and ACP Test is computed. In any event, however, such Before-Tax Contributions and allocable income or loss shall be distributed by the end of the Plan Year following the Plan Year for which the Combined ADP and ACP Test is computed. Before-Tax Contributions that are distributed pursuant to this Section 9.10 shall be treated as Annual Additions under Article VIII of the Plan.

             (h) This income or loss allocable to returned Before-Tax Contributions shall be determined using the same procedures described in Section 9.5(c).

             (i)  To  the  extent the  provisions  of  this Section  9.10 conflict with the requirements of Treasury Regulation Section 1.401(m)-2 or any successor Regulation thereto, the provisions of such Treasury Regulation shall prevail.

             9.11 Order of Applying Certain Sections of Article. In applying the provisions of this Article IX, the determination and distribution of Excess $7,000 Deferrals shall be made first (to the extent possible) and the determination, elimination of Excess ADP Deferrals shall be made second, the determination and elimination of Excess ACP Contributions shall be made third and



          DII0D240   25879-9                              II-37
        finally the determination and any necessary adjustment related to the combined ADP and ACP Test shall be made.


                        ARTICLE X.  IN-SERVICE WITHDRAWALS

             10.1  Hardship Withdrawals.

             (a)  If a  Member incurs  a financial hardship,  such Member may withdraw, prior to attaining age 59 1/2, all or a portion of the
        amount  of such  Member's  vested:   1)  Rollover Subaccount;  2)
        Before-Tax Subaccount, provided that the earnings allocated to the Before-Tax Subaccount after December 31, 1988, shall not be distributed under this Section; and 3) all or a portion of the nonforfeitable Matching and Profit Sharing Subaccounts; provided, however, in no event may a Member withdraw any amount of such Member's Account which is pledged as security for a loan pursuant to  Section 11.5.  In  no event shall  a hardship distribution be
        made   from   a  Member's   PAYSOP  Subaccount   or  Supplemental
        Subaccount.   A Member shall  apply for a  hardship withdrawal on
        the  form  provided  by   the  Administrator  for  such  purpose,
        including the effective date of the withdrawal which must be at least 15 days prior to the date the form is filed with the Administrator. A request for withdrawal may not be made more than 4 times during each Plan Year.

             (b) For purposes of this Section 10.1, a financial hardship shall mean an immediate and heavy financial need experienced by reason of (1) medical expenses, as described in Code Section 213(d), previously incurred by the Member, such Member's spouse or any of such Member's dependents, as defined in Code Section 152; (2) purchase of the Member's principal residence (other than to make mortgage payments, except as provided under Section 10.1(b)(4); (3) payment of tuition for the next 12 months of post-secondary education for the Member, such Member's spouse, children or other dependents, as defined in Code Section 152;
        (4) preventing the eviction of the Member from such Member's principal residence or foreclosure on the mortgage on such residence; or (5) any other such needs identified by the Commissioner of the IRS and announced in a publication generally applicable to all taxpayers.

             (c) A withdrawal distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship, including the amount of any federal, state or local income taxes or penalties applicable to the amount of the distribution, and not reasonably available from other resources of the Member. In order to ensure compliance with the provisions of this Section 10.1 and Code Section 401(k) and the Regulations thereunder, the Committee may require the Member to satisfy any or all of the provisions described in subsections (1)-(4) below as a condition precedent to receiving a hardship distribution:



          DII0D240   25879-9                              II-38

                  (1) Certification by the Member on the form provided by the Administrator for such purpose that the financial need cannot be relieved (A) through reimbursement or compensation by insurance or otherwise; (B) by reasonable liquidation of the Member's assets; (C) by cessation of Before-Tax Contributions under the Plan; (D) by other distributions or nontaxable loans from the Plan or other plans maintained by the Company or any Affiliate, or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

                  (2) Receipt by the Member of all distributions and nontaxable loans that such Member is eligible to receive under this Plan and under any other plan maintained by the Company or an Affiliate.

                  (3) Automatic suspension of Before-Tax Contributions beginning on the first payroll period that commences after the date such Member receives the withdrawal. Before-Tax Contributions on behalf of such Member may be resumed only after the expiration of at least 12 months from the effective date of the suspension and only after the Member files a new Deferral Election with the Administrator. In addition, the maximum Before-Tax Contributions under Section
             9.2 that can be made on behalf of a Member for the calendar year following a hardship distribution shall be reduced by the amount of Before-Tax Contributions made on behalf of the Member during the calendar year in which the hardship distribution was made.

                  (4)  Any other condition or method approved by the IRS.

             (d) Upon direction by the Committee, the Trustee shall pay the amount withdrawn on the effective date specified by the Member. For purposes of the withdrawal, the Member's Account shall be valued as of the Valuation Date immediately preceding the effective date of the withdrawal, adjusted for withdrawals and distributions after such date. Withdrawals shall reduce the Member's investment in the Investment Funds on a pro rata basis and shall be charged against a Member's subaccounts in the following sequence: (1) Rollover Subaccount; (2) Before-Tax Subaccount, but excluding earnings accrued thereon after December 31, 1988; (3) nonforfeitable portion of the Matching Subaccount; and (4) nonforfeitable portion of the Profit Sharing Subaccount.

             (e) The Committee shall be permitted to rely reasonably upon the representations of the Member of such Member's financial affairs and shall not be required to conduct an independent investigation of such representations. Approval of any withdrawal shall be made in an objective and nondiscriminatory manner by the Committee based only upon a determination that all relevant facts and circumstances presented by the Member or



          DII0D240   25879-9                              II-39
        discovered  by the  Committee  satisfy the  requirements of  both
        Section  10.1(b)  and  (c).     No  other  method  of   approving
        withdrawals shall be allowed.

             10.2 Withdrawals After Age 59 1/2. After reaching age 59 1/2, a Member who has been enrolled in the Plan for at least 5 years may withdraw all or a portion of the amount in such Member's Before-
        Tax Subaccount. In addition, a Member who has attained age 59 1/2 but has been enrolled in the Plan for less than 5 years may withdraw all or a portion of the amount in the Member's Before-
        Tax Subaccount that has been deposited in the Trust Fund for at least 2 years. In no event, however, may a Member withdraw any amount of such Member's Before-Tax Subaccount which is pledged as security for a loan pursuant to Section 11.5. Withdrawals may be made pursuant to this Section 10.2 without regard to the restrictions of Section 10.1, except that a Member must meet the notice requirements under Section 10.1(a). The withdrawal shall be taken on a pro rata basis from each Investment Fund in which the Member's Before-Tax Subaccount is invested.

             10.3 Withdrawals from Rollover Subaccount. A Member may withdraw all or a portion of the amount in such Member's Rollover Subaccount that has been deposited in the Trust Fund for at least two years. In addition, a Member who has completed 60 months of participation may withdraw all or a portion of the amount in such Member's Rollover Subaccount. In no event, however, may a Member withdraw any amount which is pledged as security for a loan pursuant to Section 11.5. In order to make such withdrawal, a Member must meet the notice requirements under Section 10.1(a). The withdrawal shall be taken on a pro rata basis from each Investment Fund in which the Member's Rollover Subaccount is invested.


                                ARTICLE XI.  LOANS

             11.1 Authority. The Committee shall have the discretion to direct the Trustee to loan money to a Member who is an Employee, a Member who is a former Employee (if such Member is a party in interest, as defined in Section 3(14) of ERISA, with respect to the Plan), the Beneficiary of a deceased Member or an alternate payee under a Qualified Domestic Relations Order as defined in
        Section 17.5 (hereinafter referred to in this Article XI as the "Applicant".) Each such loan shall be treated as an investment of the Applicant's Account.

             11.2 Loan Application. An Applicant who wishes to borrow money from the Plan shall file a written loan application with the Committee on the form provided by the Committee for such purpose. The Committee, in the exercise of its sole discretion, shall approve the loan if the Committee determines that the loan will not constitute a taxable distribution from the Plan and, if the Applicant is an Employee, such Applicant has agreed to repay



          DII0D240   25879-9                              II-40
        the loan through payroll deduction. In exercising its discretion to approve or deny loans, the Committee shall make loans to all Applicants on a reasonably equivalent basis and shall not make loans to Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Applicants.

             11.3 Claims Procedure. Loans from the Plan that are denied, except for the denial of a loan for less than $1,000 under Section 11.4(b), shall be processed by the Loan Administrator in accordance with the claims procedure in Section
        14.7 of the Plan.

             11.4  Loan Limits.

             (a) Loans made pursuant to this Article XI shall be limited to the lesser of: (1) $50,000 reduced by the highest outstanding loan balance during the one-year period ending on the day before the loan is made, or (2) one-half of the Applicant's non-forfeitable Accrued Benefit as determined under Article V as of the Valuation Date immediately preceding the filing of the Applicant's loan application; provided, however, in no event shall a loan exceed the value of the Applicant's non-forfeitable Accrued Benefit excluding the Applicant's PAYSOP Subaccount. For purposes of this Section 11.4, all loans from all plans of the Company or any Affiliate shall be aggregated. In addition, the Committee may further limit the amount loaned to any Applicant in order to maintain a reserve chargeable against the Applicant's Account for income taxes which would have to be withheld by the Trustee if the loan becomes a deemed distribution to the Applicant. Any such taxes required to be withheld by the Trustee (whether or not such reserve has been created) shall be charged to and reduce the Applicant's Account to the extent possible, and any excess shall be treated as an administrative expense of the Plan which shall be reimbursed by such Applicant.

             (b)  In no event shall a loan be made for less than $1,000.

             (c) An Applicant shall not be granted more than one loan per year, and an Applicant may not borrow from the Plan if such Applicant has another outstanding loan from the Plan.

             11.5 Adequate Security. Loans shall be adequately secured by the Applicant's Account and supported by the Applicant's collateral promissory note for the amount of the loan, made payable to the Trustee; provided, however, no more than 50 percent of the Applicant's Account, determined immediately after the origination of the loan, may be pledged as security for such loan.

             11.6 Interest Rate. Loans shall bear interest at a rate determined by the Committee which is commensurate with the interest rate charged by persons in the business of lending money



          DII0D240   25879-9                              II-41
        for loans made under similar circumstances. In making such determination, the Committee shall consider rates chareed by commercial lenders in the region in which the Applicant is located for similar loans, such as secured personal loans, car loans or home equity loans.

             11.7  Repayment.

             (a) Each loan shall be evidenced by a written note, payable to the Trustee, providing for level amortization with not less than monthly payments over a fixed period not to exceed 5 years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Applicant shall provide for periodic repayment over a reasonable period of time that may exceed 5 years. Notwithstanding the foregoing, loans made prior to January 1, 1987 which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used
        (determined at the time the loan is made) as a principal residence of the Applicant or a member of such Applicant's family (within the meaning of Code Section 267(c)(4)) may provide for periodic repayment over a reasonable period of time that may exceed 5 years. The repayment period for each loan shall be determined by the Administrator in a uniform and nondiscriminatory manner.

             (b) Loans to an Applicant who is an Employee must be repaid by payroll deduction. Payroll deductions will continue until the earlier of the date the loan is repaid or the date the Applicant is entitled to distribution under the terms of the Plan. If such an Applicant has a Termination of Service and does not receive a distribution of such Applicant's Account, then the loan shall be repaid in equal monthly installments for the remaining term of the loan. If such deductions from an Applicant's paychecks cease for any reason, then the loan shall be repaid in equal monthly installments for the remaining term of the loan or until the Applicant begins to receive paychecks in an amount sufficient to cover the loan. If such an Applicant's paycheck is ever insufficient to cover the amount of a loan payment, then such Applicant shall pay the deficiency from outside funds.

             (c) If on the date an Applicant's Account becomes payable pursuant to Article VII of the Plan the Applicant has an outstanding loan balance, then an amount equal to such loan amount together with accrued interest shall be deemed immediately due and payable and if not paid within 30 days, the unpaid balance of the loan will be reported to the IRS as a distribution of the Account.

             11.8 Default. An Applicant is not allowed to stop payroll deductions for repayment of a loan prior to the Applicant's Termination of Service. An Applicant who is not an Employee or



          DII0D240   25879-9                              II-42
        who is no longer making loan payments sufficient to cover the Applicant's loan payments through payroll deduction or otherwise shall be in default on a loan if such Applicant fails to make a loan payment, as determined by the Administrator, before the date the next following loan payment becomes due and payable, and the entire balance of the loan shall become immediately due and payable; provided, however that in no event shall an Applicant's Account be applied to repay the loan until the Applicant's Account is otherwise payable under the terms of the Plan.

             11.9  Foreclosure.  If the  entire balance of an Applicant's loan becomes immediately due and payable under Section 11.8, the Administrator shall foreclose, to the extent necessary, on the collateral held as security for the Applicant's loan as soon as the Applicant's Account becomes payable under the Plan. The Administrator may, however, delay such foreclosure, provided the delay

             (a) will not cause the Plan to lose any principal or interest, and

             (b) the criteria for such delay are applied by the Administrator to all similar loans on a reasonably equivalent basis.

             11.10 Withdrawals. As provided in Sections 10.1, 10.2 and 10.3, no amount held as security for a loan may be withdrawn by an Applicant from such Applicant's Account while a loan is outstanding, except that such amounts which otherwise qualify for withdrawal other than on account of hardship under Sections 10.2 and 10.3 may be withdrawn if immediately applied to reduce such loan amount.

             11.11 Loan Investment. All loans under this Article XI shall be treated as investments of the Trust. Loans shall be charged pro rata against such Applicant's subaccounts (excluding the PAYSOP Subaccount). Interest and principal repayment shall be added to such subaccounts as provided in Section 4.5.


                        ARTICLE XII.  TOP HEAVY PROVISIONS

             12.1  Application.   The  provisions of  this Article  shall
        apply to each Plan Year in which the Plan is Top Heavy and shall supersede any conflicting provision of this Plan.

             12.2  Definitions.   For  purposes  of this  Article and  as
        otherwise used in this Plan, the following terms shall have the meanings set forth below.

             (a) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as determined below:




          DII0D240   25879-9                              II-43

                  (1) Each plan of the Company or an Affiliate in which a Key Employee is a member in the Plan Year containing the Determination Date or any of the 4 preceding Plan Years, and each other plan of the Company or an Affiliate which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered Top Heavy if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered Top Heavy if the Required Aggregation Group is not a Top Heavy Group.

                  (2) The Company may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered Top Heavy if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered Top Heavy if the Permissive Aggregation Group is not a Top Heavy Group.

             An Aggregation Group shall include any terminated plan of the Company or an Affiliate if it was maintained within the last 5 years ending on the Determination Date.

             (b) "Determination Date" shall mean the last day of the Plan Year immediately preceding the Plan Year for which Top Heavy status is determined.

             (c) "Key Employee" shall mean any Employee of the Company or Beneficiary who, during the Plan Year or the 4 preceding Plan Years was (1) an officer receiving 415 Compensation for the Plan Year in excess of 50 percent of the limit described in Code
        Section 415(b)(1)(A), (2) one of the 10 Employees owning the largest interest in the Company or an Affiliate and receiving 415 Compensation for the Plan Year equal to or greater than the dollar limit described in Code Section 415(c)(1)(A), (3) a greater than 5 percent owner of the Company, or (4) a greater than one percent owner of the Company receiving 415 Compensation for the Plan Year in excess of $150,000, or the Beneficiary of a Key Employee. The Code Section 415(c)(1)(A) limits referred to in the preceding sentence shall be the specified dollar limits plus any increases reflecting the cost of living adjustments specified by the Secretary of the Treasury.

             (d) "415 Compensation" shall have the meaning given such term in Section 8.2(c) of the Plan.



          DII0D240   25879-9                              II-44

             (e) "Non-key Employee" shall mean any Member who is not a Key Employee.

             (f) "Top Heavy Group" shall mean an Aggregation Group in which, as of the Determination Date, the sum of the present value of the cumulative accrued benefits of Key Employees under all defined benefit plans included in the group and the aggregate of the accounts of Key Employees under all defined contribution plans included in the group exceeds 60 percent of the sum of the present value of the cumulative accrued benefits and the aggregate of the accounts of all Key and Non-key Employees under all plans in the group.

             12.3 Determination of Top Heavy Status. The Plan shall be "Top Heavy" for the Plan Year if, as of the Valuation Date which coincides with or immediately precedes the Determination Date, the aggregate of the Accounts of Key Employees under this Plan exceeds 60 percent of the aggregate of the Accounts of all Key and Non-Key Employees under this Plan; provided, however, if the Plan is a member of a Required Aggregation Group, the Plan shall be Top Heavy for the Plan Year if the Required Aggregation Group is a Top Heavy Group, unless the Plan is also a member of a Permissive Aggregation Group that is not a Top Heavy Group.

             In determining  the present value of  the cumulative accrued benefit or the amount of an account for an Employee for purposes of this Section 12.3 or Section 12.2(f), the following rules shall apply: All distributions made during the 5-year period ending on the Determination Date shall be included, as well as any distributions from any plan terminated within the 5-year period ending on the Determination Date that would have been a member of the Required Aggregation Group had it not `een terminated. In addition, for purposes of determining the amount of an account for any Employee, any unallocated Company contributions or forfeitures attributable to the Plan Year in which the Determination Date falls shall also be included. The accrued benefit or account of any Employee who was at one time a Key Employee but who was not a Key Employee for any of the 5 Plan Years ending on the Determination Date and any Employee who has not performed services for the Company or an Affiliate maintaining a plan in the Aggregation Group for the 5 Plan Years ending on the Determination Date, shall be disregarded in determining Top Heavy status. For the purposes of this subsection, the rollover subaccount maintained under any plan in the Aggregation Group shall be included in the value of such Employee's account, except to the extent that the Rollover Subaccount balance was received in a transaction consummated after December 31, 1983 which was initiated by the Employee and the amount received is attributable to a distribution or transfer from the plan of an employer which is unrelated to the Company or an Affiliate.





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






             Solely for the purpose of determining if the Plan, or any other plan included in the Required Aggregation Group, is Top Heavy, a Non-key Employee's accrued benefit in a defined benefit plan shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and Affiliates, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code
        Section 411(b)(1)(C).

             12.4 Minimum Contribution. Except as provided below, for any Plan Year in which the Plan is Top Heavy, the contributions allocated on behalf of any Non-key Employee who is an Employee on the Determination Date shall not be less than the lesser of (a) 3 percent of such Non-key Employee's 415 Compensation for such Plan Year, or (b) the largest percentage of Matching, Profit Sharing, Before-Tax and Supplemental Matching Contributions, as a percentage of the Key Employee's 415 Compensation for the Plan Year, allocated on behalf of any Key Employee for such Plan Year. The minimum allocation shall be made even though, under other Plan provisions, the Non-key Employee would not otherwise be entitled to receive an allocation, or would have received a lesser allocation, for the Plan Year because of the Non-key Employee's failure to complete a Year of Service. In determining whether a Non-key Employee has received the required minimum allocation, such Non-key Employee's Before-Tax and Supplemental Matching Contributions and any Matching Contributions used to satisfy the ACP Test for such Plan Year shall not be taken into account. If a Non-key Employee participates in this Plan and a defined benefit plan included in the Required Aggregation Group, the minimum contribution and benefit requirements for both plans in a Top Heavy Plan Year may be satisfied by an allocation of contributions to the Account of each Non-key Employee in the amount of 5 percent of the Non-key Employee's 415 Compensation for the Plan Year. No minimum allocation shall be required in this Plan for any Non-key Employee who participates in this Plan and another defined contribution plan that provides the minimum allocation and is included with this Plan in a Required Aggregation Group. For the purpose of determining the appropriate percentage under Section 12.4(b), all defined contribution plans included in the Required Aggregation Group shall be treated as one plan.

             12.5  Limitations  on Contributions.   In  any Plan  Year in
        which the Plan would be Top Heavy if "90 percent" were substituted for "60 percent" where it appears in Sections 12.2(f) and 12.3, "1.0" shall be substituted for "1.25" as the multiplicand of the dollar limitation in determining the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction set forth in Section 8.2(d) and (e) of this Plan. In any Plan Year in which the Plan is Top Heavy but would not be Top Heavy if "90 percent" were substituted for "60 percent" as provided above, "1.0" shall be substituted for "1.25"



          DII0D240   25879-9                              II-46
        as the multiplicand of the dollar limitation in determining the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction set forth in Section 8.2(d) and (e) of this Plan, unless the minimum allocation and minimum benefit requirements are satisfied by substituting "4 percent" for "3 percent" and "7.5 percent" for "5 percent" where such figures appear in Section 12.4(a).

             12.6  Other  Plans.   The  Committee  shall,  to the  extent
        permitted by the Code and in accordance with the Regulations, apply the provisions of this Article by taking into account the benefits payable and the contributions made under any other plans maintained by the Company or any of its Affiliates which are qualified under Section 401(a) of the Code to prevent inappropriate omissions or duplication of minimum benefits or contributions.


                   ARTICLE XIII.  DESIGNATION OF BENEFICIARIES

             13.1  Beneficiary Designation.  Every Member shall file with the Administrator a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon such Member's death. A Member may from time to time revoke or change such Member's Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrator. Notwithstanding the foregoing, no designation of a nonspousal Beneficiary by a Member shall be given effect unless, in conformity with Section 417(a)(2)(A) of the Code and the Regulations thereunder, such Member's Surviving Spouse, if any, had consented in writing to such designation or expressly consented to all future designations; provided that (a) spousal consent shall not be required where the spouse cannot be located or on account of such other circumstances, if any, as are set forth in the Regulations and (b) spousal consent, if required, must acknowledge the effect of such designation and be witnessed by a Plan representative or notary public. The last such designation received by the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Member's death, and in no event shall it be effective as of a date prior to such receipt. All decisions of the Administrator concerning the effectiveness of any Beneficiary designation, and the identity of any Beneficiary, shall be final. If a Beneficiary shall die after the death of the Member and prior to receiving the distribution that would have been made to such Beneficiary had such Beneficiary's death not occurred, and no alternate Beneficiary has been designated, then for the purposes of the Plan the distribution that would have been received by such Beneficiary shall be made to the Beneficiary's estate.





          DII0D240   25879-9                              II-47

             13.2 Failure to Designate Beneficiary. Subject to Section 13.1, if no Beneficiary designation is in effect at the time of a Member's death, the payment of the amount, if any, payable under the Plan upon such Member's death shall be made to the Member's Surviving Spouse, if any, or if the Member has no Surviving Spouse, to the Member's estate. If the Administrator is in doubt as to the right of any person to receive such amount, the Committee may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Trustee to pay such amount without liability for any interest thereon, until the rights thereto are determined, or the Committee may direct the Trustee to pay any such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.


                     ARTICLE XIV.  ADMINISTRATION OF THE PLAN

             14.1 Powers and Duties of the Committee. The Committee which shall have general responsibility for the administration of the Plan (including but not limited to complying with reporting and disclosure requirements, and establishing and maintaining Plan records). In the exercise of its sole and absolute discretion, the Committee shall interpret the Plan's provisions and shall determine the eligibility of individuals for benefits. The Committee shall appoint an Employee to act as Administrator and to perform such duties as designated herein or by the Committee. The Committee shall also engage such certified public accountants and other advisers and service providers, who may be accountants, advisers or service providers for the Company or an Affiliate, as it shall require or may deem advisable for purposes of the Plan.

             The Committee shall have the power to appoint or remove one or more investment advisers and to delegate to such adviser authority and discretion to manage (including the power to acquire and dispose of) the assets for the Plan, provided that
        (a) each adviser with such authority and discretion shall be either a bank, an insurance company or a registered investment adviser under the Investment Advisers Act of 1940, and shall acknowledge in writing that it is a fiduciary with respect to the Plan and (b) the Committee shall periodically review the investment performance and methods of each adviser with such authority and discretion.

             14.2 Powers and Duties of Trustee. The Trustee shall have responsibility under the Plan for the management and control of the assets of the Trust Fund and shall have discretionary responsibility for the investment and management of such assets, except to the extent that the Plan and Trust expressly provide that the Trustee is subject to the direction of the Committee with respect to all or a portion of the Trust Fund or the



          DII0D240   25879-9                              II-48
        direction of a Member with respect to the investment of the Member's Account in accordance with Section 4.3, in which case the Trustee shall be subject to proper directions of the Committee or Member which are made in accordance with the terms of the Plan and are not contrary to ERISA, and except to the extent that the Trustee is subject to the direction of an investment adviser pursuant to Section 14.10.

             14.3 Agents; Report of Committee to Board. The Committee may arrange for the engagement of such legal counsel, who may be counsel for the Company or an Affiliate, and make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. The Committee may rely upon the written opinion of such counsel and the accountants engaged by the Committee, and may delegate to any such agent, or to any subcommittee or member of the Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Committee. The Committee shall report to the Board, or to a committee of the Board designated for that purpose, as frequently as shall be specified by the Board or such committee, with regard to the matters for which it is responsible under the Plan.

             14.4 Structure of Committee. The Committee shall consist of 3 or more members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed with or without cause by the Board. Any member of the Committee may resign at any time. No member of the Committee shall be entitled to act on or decide any matter relating solely to such member or any of such member's rights or benefits under the Plan. In the event that the Committee is unable to act in any matter by reason of the foregoing restriction, the Board shall act on such matter. The members of the Committee shall not receive any special compensation for serving in the capacities as members of the Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by ERISA, no bond or other security need be required of the Committee or any member thereof in any jurisdiction. Any member of the Committee, any subcommittee or agent to whom the Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity (including service both as a trustee and administrator) with respect to the Plan.

             14.5 Adoption of Procedures of Committee. The Committee shall establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at



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






        a  meeting.    The Committee  may  also  act  without meeting  by
        unanimous written consent.

             14.6 Instructions for Disbursements. All requests or directions for payment, distribution or disbursement from the Plan shall be signed by a member of the Committee or such other person or persons as the Committee may from time to time designate in writing. This person shall cause to be kept full and accurate accounts of receipts and disbursements of the Plan, shall cause to be deposited all funds of the Plan to the name and credit of the Plan in such depositories as may be designated by the Committee, shall cause to be disbursed the monies and funds of the Plan when so authorized by the Committee, and shall generally perform such other duties as may be assigned to such person from time to time by the Committee.

             14.7 Claims for Benefits. All claims for benefits under the Plan shall be submitted in writing to the Committee. Within a reasonable period of time the Committee shall decide the claim by majority vote in the exercise of its sole and absolute discretion. Written notice of the decision on each such claim shall be furnished within 90 days after receipt of the claim; provided that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstance requiring an extension. If the claim is wholly or partially denied, such written notice shall set fmrth an explanation of the specific findings and conclusions on which such denial is based. A claimant may review all pertinent documents and may request a review by the Committee of such a decision denying the claim. Such a request shall be made in writing and filed with the Committee within 60 days after delivery to said claimant of written notice of said decision. Such written request for review shall contain all additional information which the claimant wishes the Committee to consider. The Committee may hold any hearing or conduct any independent investigation which it deems necessary to render its decision, and the decision on review shall be made as soon as possible after the Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for such decision. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested parties as to participation and benefit eligibility, the Employee's amount of Compensation and as



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






        to any other matter of fact or interpretation relating to the Plan.

             14.8 Hold Harmless. To the maximum extent permitted by law, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the
        Company's own assets), each member of the Committee and each other officer, employee, or director of the Company or an Affiliate to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

             14.9 Service of Process. The Secretary of the Company or such other person designated by the Board shall be the agent for service of process under the Plan.

             14.10   Investment Adviser.   If  the Committee appoints  an
        investment adviser pursuant to Section 14.1 with respect to all or a portion of the Trust Fund, the Trustee shall invest and reinvest such portion of the Trust Fund only to the extent and in the manner directed by the investment adviser in writing. In performing its investment duties, the investment adviser shall have, with respect to such portion of the Trust Fund, all of the powers of the Trustee provided herein and in the Trust Agreement. If the Trustee does not receive written instructions from an investment adviser with respect to such portion of the Trust Fund, the Trustee shall, after providing notice to the investment adviser, invest such amounts in short-term securities of the United States or any instrumentality thereof or in one or more investment companies commonly known as "money market" funds, and with the consent of the Committee in a common fund maintained by the Trustee for short-term investments. If the investment adviser resigns, or is removed, or is no longer a qualified investment adviser as defined in ERISA, the Trustee shall reassume complete investment responsibility for such portion of the Trust Fund unless and until a new qualified investment adviser is appointed by the Committee.

             Unless the Trustee participates knowingly in, or knowingly undertakes to conceal, an act or omission of the investment adviser, knowing such act or omission to be a breach of the fiduciary responsibility of the investment adviser with respect to the Plan, the Trustee shall not be liable for any act or



          DII0D240   25879-9                              II-51
        omission of the investment adviser and shall not be under any obligation to invest or otherwise manage the assets of the Plan that are subject to the management of the investment adviser and, to the maximum extent permitted by ERISA, the Trustee shall have no liability or responsibility for acting or not acting in accordance with, any written direction of the investment adviser. The Company agrees, to the extent permitted by law, to indemnify the Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of the Trustee's own negligence or willful misconduct, for reason of the Trustee's taking or refraining from taking any action in accordance with this Section 14.10.


              ARTICLE XV.  TRANSFER OF PLAN ASSETS TO SUCCESSOR PLAN

             No transfer of the Plan's assets and liabilities to a successor employee benefit plan (whether by merger or consolidation with such successor plan or otherwise) shall be made unless (a) the Committee authorizes such transfer and
        (b) each Member would, if either the Plan or such successor plan then terminated, receive a benefit immediately after such transfer which (after taking account of any distributions or payments to them as part of the same transaction) is equal to or greater than the benefit such Member would have been entitled to receive immediately before such transfer if the Plan had then been terminated. The Committee may also request appropriate indemnification (as permitted by law) from the employer or employers maintaining such successor plan before making such a transfer.


           ARTICLE XVI.  AMENDMENT OR TERMINATION OF THE PLAN AND TRUST

             16.1  Right to Amend, Suspend or Terminate Plan.

             (a) Subject to the provisions of Section 16.1(c), the Board reserves the right at any time to amend, suspend or terminate the Plan, any contributions thereunder, the Trust, or any contract issued by an insurance carrier forming a part of the Plan, in whole or in part, and for any reason and without the consent of any Member, Beneficiary, Surviving Spouse or other eligible survivor. The Plan shall automatically be terminated upon complete and final discontinuance of contributions thereunder.

             (b) The Committee may adopt any ministerial and nonsubstantive amendment which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, or to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a), 401(k) and 501(a) of the Code or any other applicable section of law and the Regulations issued thereunder, provided said amendment does not have any material



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






        effect on the currently estimated cost to the Company of maintaining the Plan.

             (c) No amendment or modification shall be made which would retroactively (1) reduce, in contravention of section 411(d)(6) of the Code, any accrued benefits or (2) make it possible for any part of the funds of the Plan (other than such part as is required to pay taxes, if any, and administrative expenses as provided in Section 17.12) to be used for or diverted to any purposes other than for the exclusive benefit of Member and the Beneficiaries and Surviving Spouses and other eligible survivors under the Plan prior to the satisfaction of all liabilities with respect thereto.

             16.2  Retroactivity.   Subject to the provisions  of Section
        16.1 (except Section 16.1(c)(1)), any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively if necessary or appropriate to qualify or maintain the Plan, the Trust and any contract with an insurance company which may form a part of the Plan as a plan and trust meeting the requirements of Sections 401(a), 401(k) and 501(a) of the Code or any other applicable section of law and the Regulations issued thereunder.

             16.3 Notice. Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board or the Committee, whichever adopts the amendment, to the other and to the Trustee.

             16.4 No Further Contributions. Upon termination of the Plan or a complete discontinuance of contributions, the Company shall not make any further contributions under the Plan, and no amount shall thereafter be payable under the Plan to or in respect of any Member except as provided in this Article. To the maximum extent permitted by ERISA, transfers, distributions or other dispositions of the assets of the Plan as provided in this Article shall constitute a complete discharge of all liabilities under the Plan. The Committee shall remain in existence and all of the provisions of the Plan which in the opinion of the Committee are necessary for the execution of the Plan and the administration, distribution, transfer or other disposition of the assets of the Plan in accordance with this Section shall remain in force.

             After adjustment for profits and losses of the Trust Fund to such termination date in the manner described in Article V, each Account of a Member who has not incurred a Break in Service which contains an Accrued Benefit (determined without regard to this Section) as of the date of such termination shall be fully vested as of such date.

             Except as  may be  prohibited by  Section 411(a)(11) of  the
        Code  and   the  Regulations   thereunder,  upon  or   after  the



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






        termination of the Plan, the Board may terminate the Trust and upon such termination the Trustee shall pay in a single sum to each Member the full amount credited to such Member's individual Account. Without limiting the foregoing, any such distributions may be made in cash, other property, or any combination, as the Committee in its sole discretion may direct.

             All determinations, approvals  and notifications referred to
        above   shall  be  in  form  and  substance  and  from  a  source
        satisfactory to counsel for the Plan.

             16.5 Partial Termination. In the event that a "partial termination" (within the meaning of Section 411(d)(3) of the Code) of the Plan has occurred then (a) the interest of each affected Member in such Member's Account as to whom such termination occurred shall thereupon be nonforfeitable, but shall otherwise be payable as though such termination has not occurred and (b) the provisions of Sections 16.2, 16.3 and 16.4 which in the opinion of the Committee are necessary for the execution of the Plan and the allocation and distribution of the assets of the Plan shall apply; provided, however, that the Board, in its discretion, subject to any necessary governmental approval, may direct that the amounts held in the Accounts of such Members as to whom such partial termination occurred be segregated by the Trustee as a separate plan and applied for the benefit of such Members in the manner described in Section 16.4 above.


                ARTICLE XVII.  GENERAL LIMITATIONS AND PROVISIONS

             17.1 All Risks on Members and Beneficiaries. Each Member and Beneficiary shall assume all risk in connection with any decrease in the value of the assets of the Trust Fund and the Members' Accounts. The Company and the Committee shall not be liable or responsible for any decrease in the value of the assets of the Trust and the Members' Accounts.

             17.2 Trust Fund is Sole Source of Benefits. The Trust Fund shall be the sole source of benefits under the Plan and, except as otherwise required by ERISA, the Company and the Committee assume no liability or responsibility for payment of such benefits, and each Member, Beneficiary or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment and shall not have any right, claim or demand therefor against the Company, the Committee or any member thereof, or any employee or director of the Company.

             17.3 No Right to Continued Employment. Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Company or any of its subsidiaries or affiliated or associated corporations or affect the right of any such employer to dismiss any Employee. The adoption and



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






        maintenance of the Plan shall not constitute a contract between the Company and Employee or consideration for, or an inducement to or condition of, the employment of any Employee.

             17.4 Payment on Behalf of Payee. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such Member's affairs because of illness or accident, or is a minor, or has died, then any payment due such Member or such Member's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to such Member's spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

             17.5 Nonalienation. Except insofar as applicable law may otherwise require or pursuant to a Qualified Domestic Relations Order, as defined below, no economic interest, expectancy, benefit, payment, claim or right of any Member or Beneficiary under the Plan and the Trust shall be subject in any manner to any claims of any creditor of any Member or Beneficiary, nor to alienation by anticipation, sale, transfer, assignment, bankruptcy pledge, attachment, charge or encumbrance of any kind. If any person shall attempt to take any action contrary to this Section, such action shall be null and void and of no effect, and the Trustee shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof.

             For purposes of the Plan, a "Qualified Domestic Relation Order" means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Committee in accordance with procedures established under the Plan to constitute a qualified domestic relations order within the meaning of Section 414(p)(1) of the Code.

             17.6 Missing Payee. If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after 5 years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee or the Company, and within 3 months after such mailing such person has not made written claim therefor, the Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof forfeited and applied to reduce the contributions of the Company and upon such cancellation, the Plan and Trust shall have no further liability therefor, except that, in the event such person later notifies the Committee of such person's whereabouts and requests the payment or payments due to such persons under



          DII0D240   25879-9                              II-55
        the Plan, the amounts so applied shall be paid to such persons as provided herein.

             17.7 Required Information. Each Member shall file with the Committee such pertinent information concerning such Member, such Member's spouse and such Member's Beneficiary, or such other person as the Committee may specify, and no Member, or Beneficiary, or other person shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to such Member.

             17.8 Subject to Trust Agreement. Any and all rights or benefits accruing to any persons under the Plan shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee providing for the administration of the Trust Fund.

             17.9 Communications to Committee. All elections, designations, requests, notices, instructions and other communications from the Company, a Member, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, shall be mailed by first class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

             17.10  Transfers.    The Plan  and  Trust  may accept  funds
        transferred to the Plan or Trust from an employee benefit plan qualified under Section 401(a) of the Code, except that the Plan and Trust may not accept any amounts transferred from a defined benefit or money purchase pension plan or any other defined contribution plan subject to the joint and survivor annuity requirements of Code Section 401(a)(11) and may not accept, without the approval of the Committee, any transfer that does not qualify as an elective transfer under Treasury Regulation Sect. 1.411(d)-4(A-3(b)), as amended from time to time. Any amounts so accepted on behalf of a Member shall be held in such Member's Rollover Subaccount.

             17.11 Communications from the Company or Committee. All notices, statements, reports and other communications from the Company or the Committee to any Employee, Member, Surviving Spouse, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first class mail, postage prepaid and addressed to, such Employee, Member, Surviving Spouse, Beneficiary or other person at such address last appearing on the records of the Committee, or when posted by the Company or the Committee as permitted by law.

             17.12 Fees and Expenses. The expenses of administering the Plan including (a) the fees and expenses of any Employee and of



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






        the  Trustee for the performance of their duties under the Trust,
        (b) the expenses incurred by the members of the Committee in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants and any agents and cost of services rendered in respect of the
        Plan), and (c) all other proper charges and disbursements of the Trustee or the members of the Committee (including settlements of claims or legal actions brought against any party, including the Trustee, approved by the Company and the Committee, after consulting with counsel to the Plan), are to be paid by the Plan unless paid in full by the Company. In estimating costs under the Plan, administrative costs may be anticipated. The members of the Committee shall not receive any special compensation for serving in their capacities as members of the Committee.

             17.13 Voting and Tender or Exchange Rights. Except as otherwise required by ERISA, the Code and Regulations, all voting rights of Shares shall be exercised by the Trustee and the Members or their Beneficiaries in accordance with the following provisions of this Section:

             (a) With respect to all corporate matters submitted to shareholders, all Shares shall be voted only in accordance with the directions of the Members as given to the Committee and communicated in turn by the Committee to the Trustee. Each Member shall be entitled to direct the voting of only the Shares (including fractional Shares to 1/100th of a Share) allocated to such Member's Account, and if this subsection applies to Shares allocated to the Account of a deceased Member, such Member's Beneficiary shall be entitled to direct the voting with respect to such Shares as if such Beneficiary were the Member.

             (b) If Members are entitled under this Plan to direct the vote of Shares with respect to a matter, then, before each annual or special shareholders' meeting of Carolina Freight Corporation at which the matter is to be voted, the Company shall furnish to each Member a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting instructions on how the Shares with respect to which the Member has voting rights and responsibility (including fractional Shares to 1/100th of a Share) are to be voted. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional Shares to give effect to the greatest extent possible to Members' instructions) shall vote the Shares as instructed. Neither the Trustee nor the Committee shall make recommendations to Members on whether to vote or how to vote. If voting instructions of any Member are not timely received for a particular shareholders' meeting, the Shares for which the Member is responsible shall not be voted.

             (c) With respect to any matter as to which voting instructions are not required to be solicited from Members under this Plan, the Trustee shall vote all Shares held in the Trust



          DII0D240   25879-9                              II-57

        Fund.    Any vote  by  the  Trustee shall  be  made  in its  sole
        discretion, after it determines such action to be in the best interests of the Members and their Beneficiaries.

             (d) The Company shall notify each Member of each tender or exchange offer for the Shares and utilize its best efforts to distribute or cause to be distributed to each Member in a timely manner all information distributed to shareholders of Carolina Freight Corporation in connection with any such tender or exchange offer. Each Member shall have the right from time to time with respect to the Shares allocated to such Member's Account (including fractional Shares to 1/100th of a Share) to instruct the Trustee in writing as to the manner in which to respond to any tender or exchange offer which shall be pending or which may be made in the future for all such Shares or any portion thereof. A Member's instructions shall remain in force until superseded in writing by the Member. The Trustee shall tender or exchange whole Shares only as and to the extent so instructed. If the Trustee shall not receive instructions from a Member regarding any tender or exchange offer for Shares, the Trustee shall tender or exchange any Shares allocated to such Member's Account in the same proportion as the tendering of Shares for which instructions were received.

             (e) If Section 17.13(d) applies to Shares allocated to the Account of a deceased Member, such Member's Beneficiary shall be entitled to direct the manner in which to respond to any tender or exchange offer as if such Beneficiary were the Member.

             17.14 Exclusive Benefit of Members and Beneficiaries. In no event shall any part of the funds of the Plan be used for or diverted to any purposes other than for the exclusive benefit of Members and their Beneficiaries under the Plan except as permitted under Section 403(c) of ERISA. Upon the transfer by the Company of any money to the Trustee, all interest of the Company therein shall cease and terminate.

             17.15 Additional Powers of the Committee. Notwithstanding any provision of the Plan to the contrary, the Committee shall have those additional powers, rights and obligations provided under the Trust Agreement.















          DII0D240   25879-9                              II-58

             IN WITNESS WHEREOF, the Company has caused this Plan to be executed this ____ day of ______________, 1995, to be effective as specified above.


                                      COMPLETE LEASING CONCEPTS, INC.



                                      By:______________________________
        [Corporate Seal]                       President

        ATTEST:

        _________________________
        Secretary







































          DII0D240   25879-9                              II-59

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